UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BioMimetic Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

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April 27, 2012

Dear Stockholder,

We cordially invite you to attend BioMimetic Therapeutics, Inc.’s 2012 annual meeting of stockholders to be held at 8:00 am CDT on Thursday, June 7, 2012 at our headquarters at 389 Nichol Mill Lane, Franklin, Tennessee 37067.

The attached notice of annual meeting and proxy statement describe the business we will conduct at the meeting and provide information about our company that you should consider when you vote your shares. Your attention is directed to the documents accompanying this letter for more complete details regarding the matters proposed to be acted upon at the meeting.

A copy of our annual report, which contains information on our operations and financial performance as well as our audited financial statements, is included with this proxy statement.

Please take the time to carefully read each of the proposals that stockholders are being asked to approve. Your vote is important, and we ask that you vote your shares of common stock, as the proposals described in the proxy statement may have an important impact on the future operations of our company.

When you have finished reading the proxy statement, please promptly vote your shares by proxy either by telephone, by Internet or by marking, signing, dating and returning the proxy card in the enclosed envelope. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you attend the meeting. If you decide to attend the meeting and vote in person, your proxy may be revoked prior to the meeting at your request.

We appreciate your support and look forward to seeing you at the meeting.

Sincerely,

Samuel E. Lynch President & Chief Executive Officer

BIOMIMETIC THERAPEUTICS, INC. •   389 NICHOL MILL LANE •   FRANKLIN, TENNESSEE 37067 MAIN: (615) 844.1280 •   FAX: (615) 844-1281 •   WWW.BIOMIMETICS.COM

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of BioMimetic Therapeutics, Inc.:

The 2012 Annual Meeting of Stockholders of BioMimetic Therapeutics, Inc. (the “Company”) will be held at the following time, date and place for the following purposes:

TIME:	8:00 a.m. CDT
DATE:	Thursday, June 7, 2012
PLACE:	BioMimetic Therapeutics, Inc. 389 Nichol Mill Lane Franklin, Tennessee 37067

PURPOSES:

1.	To re-elect three (3) persons to serve as Class I directors each for a term of three years expiring in 2015 or until their respective successors have been duly elected and qualified;
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;
3.	To approve the Company’s 2012 Equity Incentive Plan;
4.	To approve an amendment to the Company’s 2005 Employee Stock Purchase Plan;
5.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice; and
6.	To transact any other business as may properly come before the meeting or any adjournments of the meeting.

These proposals are more fully described in the proxy statement that follows.

WHO MAY VOTE:

The Company’s board of directors has set the close of business on April 12, 2012 as the record date for determining the stockholders who are entitled to notice of, and to vote at, the meeting. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Company’s corporate secretary at the above address.

Whether or not you plan to attend the meeting, please vote by telephone or by Internet (instructions are on your proxy card), or mark, sign, date and return the enclosed proxy card, as soon as possible. Promptly voting by telephone or Internet or returning your proxy card will help ensure that the greatest number of stockholders are present, whether in person or by proxy.

If you later decide to attend the meeting and vote in person, you may revoke your proxy at any time before it is voted at the meeting. Should you desire to revoke your proxy, you may do so as instructed in the accompanying proxy statement.

By Order of the Board of Directors

Larry Bullock Chief Financial Officer and Corporate Secretary

Franklin, Tennessee
April 27, 2012

BioMimetic Therapeutics, Inc.
Proxy Statement for 2012 Annual Meeting of Stockholders

i

BioMimetic Therapeutics, Inc.
389 Nichol Mill Lane
Franklin, Tennessee 37067
(615) 844-1280

PROXY STATEMENT FOR BIOMIMETIC THERAPEUTICS, INC.
2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
THURSDAY, JUNE 7, 2012

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why did you send me this proxy statement?

BioMimetic Therapeutics, Inc. (the “Company” or “BioMimetic”) sent you this proxy statement and the enclosed proxy card because the Company’s board of directors (the “board of directors” or the “board”) is soliciting your proxy to vote at the 2012 annual meeting of stockholders and any adjournments of the meeting to be held at 8:00 am CDT on Thursday, June 7, 2012 at the Company’s headquarters at 389 Nichol Mill Lane, Franklin, Tennessee. This proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

What is the availability of proxy materials for the 2012 annual meeting of stockholders?

The Company anticipates that, on or about May 4, 2012, it will begin sending this proxy statement, the attached Notice of Annual Meeting, and the form of proxy enclosed to all stockholders entitled to vote at the meeting. Although not part of this proxy statement, the Company is also sending along with this proxy statement its 2011 Annual Report, which includes its Form 10-K for the fiscal year ended December 31, 2011.

You can also find a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, along with the Notice of Annual Meeting and this proxy statement, electronically on the Internet at www.proxyvote.com. In addition, these materials are available through the “Investors” section of the Company’s website at www.biomimetics.com, and additional copies are available upon written request to Investor Relations, BioMimetic Therapeutics, Inc., 389 Nichol Mill Lane, Franklin, Tennessee 37067. The Company’s website is included in this proxy statement as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.

Who can vote?

Only holders of record of the Company’s common stock, par value $0.001 per share, at the close of business on April 12, 2012 are entitled to vote at the annual meeting. As of April 12, 2012, there were 28,199,501 shares of common stock outstanding and entitled to vote. The common stock is currently the Company’s only outstanding class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting.

How many votes do I have?

Each share of common stock that you owned as of the close of business on April 12, 2012 entitles you to one vote.

May I cumulate my votes with respect to any of the proposals?

No. Each share of common stock that you owned as of the close of business on April 12, 2012 entitles you to one vote on each proposal or any other business that is properly presented at the 2012 annual meeting or any adjournment.

How do I vote?

Whether you plan to attend the annual meeting or not, you are urged to vote by proxy. Voting by proxy will not affect your right to attend the annual meeting.

If your shares are registered directly in your name through the Company’s stock transfer agent, American Stock Transfer & Trust Company, or you have physical stock certificates, you may vote:

•	By Mail. Complete, sign, date and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as described in “What If I Do Not Vote For Some Of The Matters Listed On My Proxy Card?” section below.
•	By Internet or By Telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.
•	In Person at the Meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can generally do so as follows:

•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.
•	By Internet or By Telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.
•	In Person at the Meeting. Contact the bank, broker or other nominee who holds your shares to obtain a broker’s proxy card and a “Legal Proxy” letter indicating that you have not already voted by mail, Internet or telephone and therefore are eligible for vote in person at the meeting. Bring these materials with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card and a Legal Proxy letter from your broker.

What am I voting on?

You are voting on:

•	The re-election of three Class I directors (Thorkil K. Christensen, Christopher B. Ehrlich and Charles W. Federico);
•	The ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the 2012 fiscal year;
•	The approval of the Company’s 2012 Equity Incentive Plan;
•	The approval of an amendment to the Company’s 2005 Employee Stock Purchase Plan; and
•	The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice.

How does the board of directors recommend that I vote at the meeting?

The board of directors recommends that you vote as follows:

•	“FOR” the re-election of all director nominees named in the “Proposal 1: Election of Directors” section of this proxy statement;
•	“FOR” the ratification of Ernst & Young as the Company’s independent registered public accounting firm for the 2012 fiscal year, as named in the “Proposal 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm” section of this proxy statement;
•	“FOR” the approval of the Company’s 2012 Equity Incentive Plan, as described in the “Proposal 3: Approval of the 2012 Equity Incentive Plan” section of this proxy statement;
•	“FOR” the approval of an amendment to the Company’s 2005 Employee Stock Purchase Plan, as described in the “Proposal 4: Approval of an Amendment to the 2005 Employee Stock Purchase Plan” section of this proxy statement; and

•	“FOR” the non-binding, advisory approval of the compensation of the Company’s named executive officers, as described in the “Proposal 5: Advisory Vote on Executive Compensation” section of this proxy statement.

If any other matter is properly presented at the meeting or any adjournment, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, the Company knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

What constitutes a quorum for the meeting?

A quorum will be present at the meeting if at least 14,099,751 shares of the Company’s common stock are represented in person or by valid proxy, which is a majority of the Company’s outstanding shares of common stock as of the record date. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote “for” or “against” or “abstain” from voting, together with all broker non-votes will be counted for purposes of determining whether a quorum is present.

Once a quorum is established at the annual meeting, it shall not be broken by the withdrawal of enough votes to leave less than a quorum. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What are the voting requirements to approve a proposal?

Broker Proxies.  If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” then this is referred to as a “broker non-vote” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. If your bank, broker or other nominee does not receive instructions from you, then your bank, broker or other nominee does not have the authority to vote your shares with respect to the following proposals: “Proposal 1: Election of Directors;” “Proposal 3: Approval of the 2012 Equity Incentive Plan;” “Proposal 4: Approval of an Amendment to the 2005 Employee Stock Purchase Plan;” or “Proposal 5: Advisory Vote on Executive Compensation.” Therefore, it is very important that you instruct your bank, broker or other nominee how you wish your shares to be voted on each of these matters.

Proposal 1: Election of Directors.   Assuming a quorum is present, nominees for director are elected by a plurality of the total number of votes cast, which means the nominees who receive the largest number of properly cast votes will be elected as directors. Neither abstentions nor withheld votes will have any effect on the outcome of the vote.

Proposal 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm.  The ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm must receive the affirmative vote of a majority of the voting power present in person or by proxy at the meeting. Brokers have discretion to vote on Proposal 2 even if they do not receive instruction from you on how you want the broker to vote.

Proposal 3: Approval of the 2012 Equity Incentive Plan.  The approval of the Company’s 2012 Equity Incentive Plan must receive the affirmative vote of a majority of the voting power present in person or by proxy at the meeting to be approved at the meeting.

Proposal 4: Approval of an Amendment to the 2005 Employee Stock Purchase Plan.  The approval of an amendment to the Company’s 2005 Employee Stock Purchase Plan must receive the affirmative vote of a majority of the voting power present in person or by proxy at the meeting to be approved at the meeting.

Proposal 5: Advisory Vote on Executive Compensation.  The non-binding advisory vote regarding the compensation of the Company’s named executive officers as described in this proxy statement must receive the affirmative vote of a majority of the voting power present in person or by proxy at the meeting to be adopted at the meeting.

Abstentions have the same effect as votes against any proposal, other than the election of directors. Broker-non-votes have no effect on Proposals 1, 3, 4 or 5. Broker non-votes and abstentions will be counted for the purposes of determining whether a quorum is present.

How are my votes cast when I sign and return a proxy card?

When you sign the proxy card or submit your proxy by telephone or over the Internet, you appoint Samuel E. Lynch and Larry Bullock as your representatives at the meeting. Either Dr. Lynch or Mr. Bullock will vote your shares at the meeting as you have instructed them on the proxy card. Each of such persons may appoint a substitute for himself.

Even if you plan to attend the meeting, we ask that you complete, sign, date and return your proxy card or submit your proxy by telephone or over the Internet in advance of the meeting in case your plans change. This way, your shares will be voted by you whether or not you actually attend the meeting.

May I revoke my proxy?

If you give the Company your proxy, you may revoke it at any time before it is voted at the meeting. There will be no double counting of votes. You may revoke your proxy in any one of the following ways:

•	entering a new vote or by granting a new proxy card or new voting instruction bearing a later date (which automatically revokes the earlier instructions);
•	if your shares are held in street name, re-voting by Internet or by telephone as instructed above. Only your latest Internet or telephone vote will be counted;
•	notifying the Company’s corporate secretary in writing before the annual meeting that you have revoked your proxy; or
•	attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I receive more than one proxy card?

You may receive more than one proxy card or voting instruction form if you hold shares of the Company’s common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for every account to ensure that all of your shares are voted.

Will my shares be voted if I do not return my proxy card and do not attend the annual meeting?

If your shares are registered in your name or if you have stock certificates, they will not be voted on your behalf if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?”

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How do I vote?,” then this is referred to as a “broker non-vote” with respect to the proposal(s) not voted upon. As long as a quorum is present, broker non-votes will have no effect on Proposals 1, 3, 4 or 5. Refer to “What are the voting requirements to approve a proposal?” above for more information on broker non-votes.

What if I do not vote for some of the matters listed on my proxy card?

If you return your proxy card without indicating your vote, your shares will be voted as recommended by the Company’s board of directors as follows: (1) “for” the re-election of all director nominees; (2) “for” the ratification of the appointment of Ernst & Young; (3) “for” the approval of the Company’s 2012 Equity Incentive Plan; (4) “for” the approval of an amendment to the Company’s 2005 Employee Stock Purchase Plan; and (5) “for” the approval of the compensation of the Company’s named executive officers.

Is voting confidential?

Yes. Only the inspector of elections, the Company’s employees that have been assigned the responsibility for overseeing the legal aspects of the annual meeting, and your bank, broker or other nominee, if applicable, will have access to your proxy card. The inspector of elections, which will be appointed by the Company prior to the annual meeting, will tabulate and certify the vote. Any comments written on the proxy card will remain confidential unless you ask that your name be disclosed.

What are the costs of soliciting these proxies?

The Company will pay all of the costs of soliciting these proxies. The Company’s directors and employees may solicit proxies in person or by telephone, fax or email. No additional compensation will be paid to such directors and employees for those services. The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. The Company will then reimburse the banks, brokers and other institutions, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with this process.

The Company expects to retain a proxy solicitation firm to serve as the information agent and to solicit proxies of the Company’s stockholders to be voted at the annual meeting with respect to the proposals contained within this proxy statement. We expect to pay the proxy solicitation firm approximately $12,000 to $18,000 including out-of-pocket expenses, if applicable, for its services.

Could other matters be decided at the annual meeting?

The Company does not know of any other matters that will be considered at the annual meeting. If any other matters arise at the annual meeting by or at the direction of the board of directors, the proxies will be voted at the discretion of the proxy holders.

What happens if the Annual Meeting is postponed or adjourned?

Although it is not expected, the annual meeting may be adjourned for the purpose of soliciting additional proxies. Any signed proxies received by the Company prior to the annual meeting will be voted in favor of an adjournment in these circumstances. Any adjournment of the annual meeting for the purpose of soliciting additional proxies will allow those stockholders who have already sent in their proxies to revoke them at any time prior to their use.

If the annual meeting is adjourned, your proxy will still be valid and may be voted at the adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do I need a ticket to attend the Annual Meeting?

Yes, you will need an admission ticket or proof of ownership of common stock to enter the annual meeting. If you are a stockholder of record, your admission ticket is the bottom half of the proxy card sent to you. If you plan to attend the annual meeting, please so indicate when you vote and bring the ticket with you to the annual meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is the left side of your voting information form. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the annual meeting without an admission ticket, you will be admitted only if the Company is able to verify that you are a stockholder of the Company.

CORPORATE GOVERNANCE

The Company believes it has developed sound corporate principles which it believes are essential to managing the Company’s business affairs efficiently, defining and establishing standards of the Company’s board of directors’ conduct, and maintaining the Company’s integrity in the marketplace. The Company’s board of directors performs key functions related to the Company’s overall corporate goal of increasing stockholder value. These key functions are implemented through the Company’s board of directors’ actions as required by law and through overseeing the Company’s business affairs, especially management plans and performance.

The Company was incorporated under the laws of the State of Delaware and its common stock trades on the NASDAQ Global Select Market. The Company’s corporate governance principles consider federal and Delaware laws, the rules and regulations of the Securities and Exchange Commission (“SEC”), the Listing Rules of the NASDAQ Stock Market, and the Company’s amended and restated certificate of incorporation and bylaws.

Corporate Governance Principles

The Company’s board of directors has established a set of corporate governance principles which address such matters as board composition, director independence, director qualifications, director nominations, board meetings, board committees and other matters. The board of directors believes the guidelines are a necessary component of the Company’s effort to maintain best practices with respect to corporate governance. You may access a copy of the Company’s corporate governance principles on the “Corporate Governance” section of the Company’s website at www.biomimetics.com. The Company’s website is included in this proxy statement as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.

Board Composition

The Company’s board of directors currently consists of eight members, as identified in “Proposal 1: Election of Directors” in this proxy statement. The Company’s second amended and restated bylaws require that the board of directors consist of not less than one director nor more than 15 directors, with the exact number of directors to be determined by resolution of the board of directors. The Company’s board of directors is divided into three classes (Classes I, II, and III), each of whose members serve for staggered three-year terms.

The Company seeks to maintain a number of members on its board of directors which the board of directors believes strikes an appropriate balance between fostering individual participation and effective decision making, while consisting of a sufficient number of members to achieve the necessary diversity of skills and experiences that are relevant to the Company’s business and operations. Directors serve from the time of their appointment or election to the board of directors until their respective successors have been duly elected and qualified.

Director Independence

Listing Rules of the NASDAQ Stock Market and the Company’s criteria for nomination to the board of directors, which is annexed to the Company’s nominating and corporate governance committee charter, require that a majority of the members of the Company’s board of directors be independent directors. The Company’s board of directors, upon recommendation of the nominating and corporate governance committee (the “nominating and governance committee”), has determined that each of the following directors is an “independent director” within the meaning of Listing Rule 5605(a)(2) of the NASDAQ Stock Market:

Charles W. Federico	James G. Murphy	Douglas G. Watson
Dr. Gary E. Friedlaender	Larry W. Papasan

Under Listing Rule 5605(a)(2) of the NASDAQ Stock Market, a director is not independent if he or she is an executive officer or other employee of the Company, or if he or she has other relationships which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. This NASDAQ Listing Rule also sets forth a number of specific relationships which will result in a director not being considered independent. The Company’s board of directors follows these criteria when making its determination of whether a particular director should be considered independent. In addition, the Company’s board of directors has adopted a policy that provides that directors who are affiliated with a significant stockholder shall not be considered independent. Directors serving on the audit committee are required to satisfy certain heightened independence standards pursuant to applicable federal law and NASDAQ Listing Rules.

Director Qualifications

The Company’s corporate governance principles and the nominating and governance committee charter contain certain criteria that apply to nominees for a position on the Company’s board of directors, as well as procedures for the evaluation of director candidates (the “Nominee Procedures”). These Nominee Procedures, as adopted by the Company’s board of directors and its nominating and governance committee, contain certain minimum qualifications for candidates, including those candidates identified by the Company’s stockholders. The Company’s corporate governance principles provide that the nominating and governance committee will annually review with the Company’s board of directors the composition of the board as a whole, including the appropriate skills and characteristics required of directors. This annual assessment includes issues of diversity, age, contribution to the meetings and the ability to work with other directors, and an assessment of skills such as an understanding of the Company’s business and background and an understanding of the regulations to which the Company is subject, all in the context of an assessment of the needs of the Company’s board of directors at the time of the assessment.

The Company’s board of directors desires to maintain a diverse board that includes members with differing viewpoints, professional experiences, educational and industry backgrounds, skills and other individual qualities and attributes that contribute to board heterogeneity. Therefore, the qualifications of a candidate for director should provide diversity and balance to the collective knowledge, perspective, experience, and expertise of the Company’s board of directors. A candidate for director is examined in light of the Company’s current and anticipated needs, including the need to have a sufficient number of directors qualified to serve on the audit and other committees in accordance with applicable law, rules and regulations. In considering a candidate for the Company’s board, there will be no discrimination based on race, ethnicity, national origin, gender, religion, or disability.

The orientation of new directors will include background material, meetings with senior management and visits to Company facilities. Continuing education is encouraged for all members of the Company’s board of directors and includes such topics as critical issues affecting the Company and its industry overall, and directors’ roles and responsibilities (including general and legal guiding principles).

The Nominee Procedures provide that the nominating and governance committee may consider whatever factors it deems appropriate in its assessment of a candidate for board membership and that candidates nominated to serve as directors will, at a minimum, in the committee’s judgment:

•	be able to represent the interests of the Company and all of its stockholders and not be disposed by affiliation or interest to favor any individual, group or class of stockholders or other constituency;
•	meet the minimum qualifications for directors set forth in the corporate governance principles and fulfill the needs of the Company’s board of directors at that time in terms of diversity of age, gender, race, experience and expertise; and
•	possess the background and demonstrated ability to contribute to the performance by the Company’s board of directors of its collective responsibilities through senior executive management experience, relevant professional or academic distinction, and/or a record of relevant civic and community leadership.

In addition to these minimum qualifications, the nominating and governance committee may also consider whether the candidate:

•	is of the highest ethical character, shares the core values of the Company as reflected in the Company’s corporate governance principles and the Company’s code of conduct, and is committed to promoting the long-term interests of the Company’s stockholders;
•	has a reputation, both personal and professional, consistent with the image and reputation of the Company and its values;
•	is highly accomplished in the candidate’s field;
•	has expertise and experience that would complement the expertise, experience and industry of the Company and other members of the Company’s board of directors;
•	has the ability to exercise mature business judgment; and
•	is “independent” as such term is defined by the NASDAQ Listing Rules and the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The nominating and governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. In addition to the criteria set forth above, the nominating and governance committee considers how the skills and attributes of each individual candidate or incumbent director, along with the skills and attributes of the other directors or director candidates, creates a board of directors that is collegial, engaged and effective in performing its duties. The effectiveness of this policy is also assessed as part of the full board of directors’ periodic self-assessment process. For a discussion of the specific backgrounds and qualifications of the Company’s current directors, see “Proposal 1: Election of Directors” in this proxy statement.

Director Nominations and Evaluation of Candidates

The nominating and governance committee identifies potential nominees to serve as a director on the Company’s board of directors based upon suggestions from members of the committee, members of the Company’s board of directors, stockholders and by other means. When identifying nominees to serve as a director, including the current directors and director nominees, the nominating and governance committee considers the candidate qualifications discussed in “Director Qualifications” above.

The nominating and governance committee will also consider qualified director candidates recommended by stockholders. All director candidates will be evaluated in the manner discussed herein regardless of how they are recommended, including recommendations by stockholders. For stockholder recommendation of director nominees, stockholders must follow the procedures that are annexed to the Company’s nominating and governance committee charter, which is available on the Company’s website at www.biomimetics.com. Stockholders can mail any such director candidate recommendations to the following address: Nominating and Governance Committee, Attn: Chairperson, c/o BioMimetic Therapeutics, Inc. — Corporate Secretary, 389 Nichol Mill Lane, Franklin, TN 37067. For more information, see “Stockholder Proposals and Nominations for Director” in this proxy statement.

Once candidates for director have been properly identified, the members of the nominating and governance committee will review and assess the prospective board nominees’ qualifications to serve on the Company’s board of directors. The evaluation of prospective board nominees includes an appropriate level of due diligence, including background investigations, and any matters discovered during such investigations are discussed prior to approval of the nomination of the prospective director. In connection with this review, upon request candidates will complete and return to the committee a Directors and Officers Questionnaire. The committee shall then meet as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and considering the overall composition and needs of the Company’s board of directors.

Based on the results of the evaluation process, the nominating and governance committee will select, by majority vote, the most qualified candidate or candidates, as the case may be, to recommend to the Company’s board of directors for selection as a director nominee. Upon selection of one or more director nominees by the Company’s board of directors, the chairman of the board will extend an invitation to the individual to become a director nominee to be included on the proxy card for election at the next annual meeting of stockholders. In consultation with the chairman of the board and the Company’s chief executive officer, the committee may also recommend candidates for the board’s selection as nominees for appointment to the various committees of the Company’s board of directors.

Director Service Limitations

The Company’s board of directors has not established limits on the term of the directors’ service with the Company. While term limits could help ensure that there are fresh ideas and viewpoints available to the Company’s board of directors, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the board as a whole.

The Company’s board of directors has not established specific limits on the number of boards of directors on which a Company director may serve, but has adopted a general policy that directors should limit the number of boards on which they serve in order to ensure that such service does not interfere with the director’s ability to fulfill his or her duties as a member of the Company’s board of directors. Directors are expected to notify the chair of the nominating and governance committee prior to accepting an invitation to serve on any for-profit board of directors to permit the nominating and governance committee to evaluate the relationship for an actual or potential conflict of interest and to confirm that the director continues to have time available to perform his or her duties as a director of the Company.

Board Leadership Structure

The Company’s board of directors elects the Company’s chief executive officer and its chairman, and each of these positions may be held by the same person or may be held by two people. The Company’s board of directors has determined that it is currently in the best interest of the Company and its stockholders to separate the roles of chairman of the board and chief executive officer. The Company’s board of directors believes that such a structure currently allows the chief executive officer to focus on the day-to-day management of the company while allowing the chairman to focus on leading the board of directors in its oversight responsibilities. Such an arrangement promotes more open and robust communication among the board of directors, and provides an efficient decision making process with proper independent oversight.

The Company believes, however, that there is no single leadership structure that is the best and most effective in all circumstances and at all times. Accordingly, the board of directors retains the authority to later combine these roles if doing so would be in the best interest of the Company and its stockholders.

The Company’s board of directors has three standing committees, including an audit committee, a compensation committee and a nominating and governance committee, and from time to time may appoint special committees as it deems appropriate. These committees assist the Company’s board of directors in discharging its responsibilities.

Risk Oversight

While the Company’s management is responsible for the day-to-day management of risk to the Company, the Company’s board of directors has broad oversight responsibility for the Company’s risk management programs. The various committees of the Company’s board of directors assist in its efforts to fulfill its oversight responsibilities in certain areas of risk. In particular, the audit committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management and the Company’s independent registered public accountants the Company’s policies with respect to risk assessment and risk management. The compensation committee is responsible for considering those risks that may be implicated by the Company’s compensation programs and reviews those risks with the Company’s board of directors and chief executive officer. For more information on the compensation committee’s risk assessment review, see “Compensation Discussion and Analysis — Risk Assessment” in this proxy statement.

Code of Conduct and Ethics

It is the Company’s policy to conduct its affairs in accordance with all applicable laws, rules and regulations of the jurisdictions in which it does business. The Company has adopted a code of business conduct and ethics with policies and procedures that apply to all associates (all employees are encompassed by this term, including the chief executive officer, chief financial officer, director of finance, and persons performing similar functions) and directors.

The Company has made the code of business conduct and ethics available on its website at www.biomimetics.com. A copy of the code of business conduct and ethics will be provided to any person, without charge, upon written request to: Investor Relations, BioMimetic Therapeutics, Inc., 389 Nichol Mill Lane, Franklin, Tennessee 37067. If any substantive amendments to the code of business conduct and ethics are made or any waivers are granted, including any implicit waiver, the Company will disclose the nature of such amendment or waiver on its website or in a Current Report on Form 8-K.

Questions regarding the policies in the code of business conduct and ethics may be directed to the Company’s corporate secretary by mail to the Company’s corporate headquarters at the above address. In addition, stockholders or interested parties who have concerns relating to the Company’s accounting, internal controls or auditing matters may alternatively submit the information to the audit committee through an ethics hotline at 888-475-8376. Communications submitted through the ethics hotline are confidential, and can be anonymous if desired.

Communications with Members of the Board

Stockholders or interested parties may send communications to the Company’s board of directors in writing, addressed to the full board of directors or to the independent directors, c/o the Corporate Secretary, at BioMimetic Therapeutics, Inc., 389 Nichol Mill Lane, Franklin, TN 37067, telephone 615-844-1280. All written communications and telephone communications, including ethics hotline matters, will be promptly forwarded to the specified individual directors, or if applicable, to all the members of the Company’s board of directors as deemed appropriate by the corporate secretary.

Board Member Attendance at Annual Meeting

The Company expects each member of the Company’s board of directors to attend the 2012 Annual Meeting of Stockholders. All of the Company’s directors who served on the Company’s board of directors on the day of the 2011 Annual Meeting of Stockholders attended the meeting.

Meetings and Committees of the Board

In accordance with the Company’s corporate governance principles, the Company’s board of directors holds at least four meetings annually. The chairman of the board and the Company’s chief executive officer jointly develop agendas and plans for meetings. Any member of the Company’s board of directors may request that an item be included on the agenda. Independent directors may meet privately in executive session at each quarterly board meeting if deemed appropriate. The non-independent non-management directors, if any, may be invited to join such executive sessions when appropriate. The chairman of the board presides at such meetings.

During the fiscal year ended December 31, 2011, the Company’s board of directors held 13 meetings. In addition, the various standing committees of the board met a total of 13 times, consisting of the audit committee (five meetings), the compensation committee (four meetings) and the nominating and governance committee (four meetings). All directors attended at least 75% of the aggregate number of meetings of the Company’s board of directors and of the standing committees of the Company’s board of directors on which he served during the fiscal year ended December 31, 2011.

In accordance with the Company’s corporate governance principles and the Company’s second amended and restated bylaws, the Company’s board of directors has established the standing committees described below.

Audit Committee

The Company has a separately designated standing audit committee established in accordance with the requirements of the Exchange Act and the Listing Rules of the NASDAQ Stock Market. The members of the Company’s audit committee are James G. Murphy, Larry W. Papasan and Charles W. Federico. Mr. Murphy is the chairman of the committee. The audit committee’s responsibilities are set forth in a written charter that has been adopted by the Company’s board of directors, a copy of which is available on the Company’s website at www.biomimetics.com.

The audit committee’s charter provides that the audit committee shall consist of not less than three directors, all of whom shall be “independent” as defined under all applicable rules and regulations, including the requirements of applicable Listing Rules of the NASDAQ Stock Market and Rule 10A-3 promulgated under the Exchange Act. The audit committee’s charter further provides that the composition of the audit committee must comply with the Listing Rules of the NASDAQ Stock Market, which provides that members of a listed company’s audit committee may not have participated in the preparations of the listed company’s financial statements or of any current subsidiary of the listed company at any time during the three years preceding the participation of the director on the audit committee, and all members of a listed company’s audit committee must meet certain financial literacy requirements (i.e. be able to read and understand fundamental financial statements, including the company’s balance sheet, income statement and statement of cash flows). In addition, under the Listing Rules of the NASDAQ Stock Market, each listed company must certify that it has, and will continue to have, at least one audit committee member who has past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The rules and regulations of the SEC require the Company to disclose whether it has an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The Company’s board of directors has determined that Mr. Murphy is an “audit committee financial expert” as defined in the rules and regulations of the SEC and that he is financially sophisticated as defined under the Listing Rules of the NASDAQ Stock Market.

The Company’s board of directors has determined that Messrs. Murphy, Papasan and Federico are independent and eligible to serve on the Company’s audit committee as defined in the Listing Rules of the NASDAQ Stock Market and Rule 10A-3 promulgated under the Exchange Act. In addition, the Company’s board of directors has determined that all of the members of the audit committee meet the financial literacy requirements of the Listing Rules of the NASDAQ Stock Market.

As described more fully in its charter, the primary responsibilities of the audit committee consist of assisting the board of directors in its oversight function by:

•	overseeing the integrity of the Company’s accounting policies and practices, the Company’s financial reporting processes and audits of the Company’s financial statements;
•	ensuring compliance with effective internal controls, disclosure controls and risk assessment procedures;
•	ensuring compliance with legal and regulatory requirements;
•	approving the appointment, compensation, retention and oversight of the work of the Company’s independent auditors, Ernst & Young, including the review of problems, difficulties or disagreements, if any, between management and the auditors regarding financial reporting, as well as evaluating the auditors’ qualifications, independence and performance;
•	reviewing and approving any related party transaction that is required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act;
•	reviewing all Forms 10-K and Forms 10-Q, prior to their filing with the SEC, and reviewing the corresponding chief executive officer and chief financial officer certifications of these reports; and
•	preparing an audit committee report for inclusion in the Company’s proxy statement.

The audit committee meets at least four times annually, or more frequently as circumstances dictate. Each regularly scheduled meeting will conclude with an executive session of the committee absent members of management. In addition, the committee may meet with the independent auditor, at such times as the committee deems appropriate, to review the independent auditor’s examination and management report.

Compensation Committee

The members of the Company’s compensation committee are Charles W. Federico, Dr. Gary E. Friedlaender and Douglas G. Watson. Mr. Federico is the chairman of the committee. The compensation committee’s responsibilities are set forth in a written charter that has been adopted by the Company’s board of directors, a copy of which is available on the Company’s website at www.biomimetics.com.

The compensation committee’s charter provides that the compensation committee shall consist of not less than three directors, all of whom shall be “independent.” Members of the compensation committee must be independent under all applicable rules and regulations, including the requirements of applicable Listing Rules of the NASDAQ Stock Market, the definition of “non-employee director” under Rule 16b-3 under the Exchange Act, and the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Company’s board of directors has determined that Messrs. Federico and Watson and Dr. Friedlaender are independent for purposes of membership on the compensation committee. The compensation committee charter also provides that all members of the compensation committee must be literate in compensation-related matters. Such literacy is determined by the Company’s board of directors in its business judgment. The Company believes that all of the members of the compensation committee meet these requirements.

As described more fully in its charter, the primary purpose of the compensation committee is to discharge the responsibilities of the Company’s board of directors relating to compensation of the Company’s executive officers. Specific purposes and responsibilities of the compensation committee include:

•	establishing and maintaining a competitive, fair and equitable compensation and benefits policy designed to retain personnel, to stimulate their useful and profitable efforts on behalf of the Company and to attract necessary additions to the staff with appropriate qualifications;
•	overseeing the competency and qualifications of the Company’s senior management, provision for senior management succession, soundness of the organization structure and other related matters to ensure the effective management of the business;
•	reviewing and recommending approval of compensation of the Company’s executive officers;
•	reviewing and administering the Company’s stock incentive compensation, 401(k) and employee stock purchase plans and making appropriate recommendations to the Company’s board of directors; and
•	preparing a compensation committee report for inclusion in the Company’s proxy statement.

The compensation committee meets at least annually, or more frequently as circumstances dictate.

Nominating and Governance Committee

The members of the Company’s nominating and governance committee are Dr. Gary E. Friedlaender, James G. Murphy and Douglas G. Watson. Mr. Watson is the chairman of the committee. The nominating and governance committee’s responsibilities are set forth in a written charter that has been adopted by the Company’s board of directors, a copy of which is available on the Company’s website at www.biomimetics.com.

The nominating and governance committee’s charter provides that the nominating and governance committee shall consist of not less than three directors, all of whom shall be “independent.” Members of the nominating and governance committee must be independent under all applicable rules and regulations, including the requirements of applicable Listing Rules of the NASDAQ Stock Market. The Company’s board of directors has determined that Messrs. Murphy and Watson and Dr. Friedlaender are independent for purposes of membership on the nominating and governance committee. The nominating and governance committee charter also provides that all members of the nominating and governance committee must have an understanding of, and interest in, corporate governance and corporate board issues, derived from membership on boards of public companies or relevant training or education. The Company believes that all of the members of the nominating and governance committee meet these requirements.

As described more fully in its charter, the primary responsibilities of the nominating and governance committee consist of assisting the Company’s board of directors in its oversight function by:

•	providing oversight of the corporate governance guidelines for the Company’s board of directors and making appropriate recommendations to the Company’s board of directors;
•	identifying, evaluating and recommending nominees for election to the Company’s board of directors;
•	overseeing the evaluation of the Company’s board of directors; and
•	reviewing and approving compensation for non-employee members of the Company’s board of directors.

The nominating and governance committee’s charter outlines how the nominating and governance committee fulfills its responsibilities for assessing the qualifications and effectiveness of the current board members, assessing the needs for future board members, identifying individuals qualified to become members of the board and its committees, and recommending candidates for the board’s selection as director nominees for election at the next annual or other properly convened meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

All members of the compensation committee were independent directors during fiscal year 2011. Dr. Lynch is the only executive officer that serves as a member of the Company’s board of directors. None of the Company’s executive officers has ever served on the compensation committee, or other committee serving an equivalent function, of any other entity that had one or more of its executive officers serving as a member of the Company’s board of directors or compensation committee. None of the members of the compensation committee has ever been an employee of the Company.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company’s board of directors is divided into three classes (Classes I, II, and III), each of whose members serve for staggered three-year terms.

Upon expiration of the term of a class of directors, the directors in that class will be eligible to be re-elected for a new term at the annual meeting of stockholders in the year in which their term expires, provided that they are properly nominated for re-election. The Company’s directors hold office until their successors have been elected and qualified or until their earlier death, resignation, disqualification or removal for cause by the affirmative vote of the holders of a plurality of the outstanding stock entitled to vote on election of directors.

Class I Directors (current term expires in 2012)

Thorkil K. Christensen, Christopher B. Ehrlich and Charles W. Federico serve as the current Class I directors. The Company’s board of directors has nominated each of the current Class I directors for re-election at the 2012 annual meeting to serve a three-year term expiring at the 2015 annual meeting. If any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies solicited herewith may be voted for the election of another person in his or her stead at the discretion of the proxy holders. The Company’s board of directors knows of no reason to anticipate that this will occur.

Class II Directors (current term expires in 2013)

Gary E. Friedlaender, M.D., and Douglas G. Watson serve as the current Class II directors. Their current three-year term will expire at the 2013 annual meeting, at which time they may be eligible for re-election to serve an additional three-year term.

Class III Director Nominees (current term expires in 2014)

Samuel E. Lynch, D.M.D., D.M.Sc., Larry W. Papasan and James G. Murphy serve as the current Class III directors. Their current three-year term will expire at the 2014 annual meeting, at which time they may be eligible for re-election to serve an additional three-year term.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RE-ELECTION OF THE PROPOSED CLASS I DIRECTOR NOMINEES.

Biographical information for each person currently serving as a Class I, Class II or Class III director is set forth below. Such information includes disclosure regarding the person’s service as a director, business experience, director positions for companies held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and governance committee and the Company’s board of directors to determine that the person should serve as a director for the Company.

Nominees for Election as Class I Directors

Set forth below are the names of the Class I directors whose current terms are set to expire at the 2012 annual meeting, and are nominated for re-election to new three-year terms expiring at the 2015 annual meeting:

Thorkil K. Christensen (64)

Mr. Christensen has served as one of BioMimetic’s directors since June 2009. He is currently the Chief Financial Officer for Novo A/S, where he has served in that position since 2003. Mr. Christensen has been employed by Novo A/S and its affiliates since 1978. He joined Novo Industri A/S in 1978 where he held two director positions in the areas of Finance and Investor Relations. From 1987 to 1989, he was the technical and general manager of the enzyme division’s South East Asia regional office in Malaysia. From 1989 to 2003, he served in various positions at Novo Nordisk A/S, including Managing Director of Health Care Asia, Vice President of International Operations and Chief Executive Officer of China Operations. Mr. Christensen also currently serves on the board of directors of the Nordic Institute of Asian Studies and Jorgen Kruuse A/S, and as Chairman of the Danish Chinese Business Forum.

Mr. Christensen’s diverse experience in senior executive roles and his international and financial business experience, particularly in the life science industry, give him the appropriate and valuable qualifications to serve as a member of the Company’s board of directors. In particular, Mr. Christensen’s exposure to and familiarity with conducting business in multiple countries and cultures outside the United States offers unique insights and perspectives to the Company’s board of directors, which are invaluable as the Company anticipates commercializing its product candidates in international markets.

Christopher B. Ehrlich (42)

Mr. Ehrlich has served as one of BioMimetic’s directors since October 2004. He is currently a General Partner at InterWest Partners, a diversified venture capital firm, which he joined in August 2000. Before joining InterWest, Mr. Ehrlich was Director, Licensing & Business Development at Purdue Pharma, a private pharmaceutical firm based in Stamford, Connecticut. In that position, Mr. Ehrlich was responsible for developing a biologic oncology franchise, including in-licensing key intellectual properties, establishing and managing collaborations with biotechnology companies and participating in the commercial operations of Purdue BioPharma, a biotechnology company located in Princeton, New Jersey. Prior to joining Purdue Pharma, Mr. Ehrlich worked in business and corporate development at Genentech, Inc., in venture capital at The U.S. Russia Investment Fund, and in biotechnology strategy development at LEK Consulting. In addition to BioMimetic, he currently serves on the board of directors of Carbylan BioSurgery, Follica, Inc., Invuity, Inc., KAI Pharmaceuticals (which recently agreed to be acquired by Amgen), QuatRx Pharmaceuticals, Satori Pharmaceuticals, Transcept Pharmaceuticals (NASDAQ: TSPT) and Xenon Pharmaceuticals.

Mr. Ehrlich holds a B.A. from Dartmouth College, cum laude, and an M.B.A. with majors in health care and finance from the J.L. Kellogg Graduate School of Management at Northwestern University where he served as an instructor and advisor to the Biotech Program and was awarded a ServiceMaster scholarship for contributions to the health care industry.

Mr. Ehrlich’s experience in venture capital investing, including his knowledge of corporate finance and the capital markets; his experience in the life science industry including his experience on the board of directors of medical technology start-up companies that have transitioned into commercial entities; his licensing and business development experience; and his in-depth understanding of the Company through the seven and a half years that he has served on the Company’s board of directors, give Mr. Ehrlich the appropriate and valuable qualifications to serve as a member of the Company’s board of directors.

Charles W. Federico (63)

Mr. Federico has served as one of BioMimetic’s directors since June 2007. He is also chairman of the compensation committee and a member of the audit committee. Mr. Federico also currently serves on the board of directors of Mako Surgical Corporation (NASDAQ: MAKO) and SRI/Surgical Express, Inc. (NASDAQ: STRC). Mr. Federico also sits on the board of trustees of the Orthopaedic Research and Education Foundation, and previously was a Founding Trustee and board member of the American Sports Medicine Institute.

Mr. Federico previously served as a director of Power Medical Interventions, Inc. until December 2009 and as a director of Orthofix International N.V. (NASDAQ: OFIX) until June 2010, where he also served as President from 1996 to 2001 and as President and Chief Executive Officer from 2001 until his retirement in 2006. From 1985 to 1996, Mr. Federico was employed by Smith & Nephew Endoscopy (formerly Dyonics, Inc.), initially as General Manager and subsequently as President. From 1981 to 1985, Mr. Federico served as Vice President of Dyonics, initially as Director of Marketing and subsequently as General Manager. Previously in his career, he held management and marketing positions with General Foods Corporation, Air Products Corporation, Puritan Bennett Corporation and LSE Corporation.

Mr. Federico’s long-time and diverse experience in senior executive roles in the orthopedic/medical device industries, and in particular his broad experience in commercial operations, sales and marketing, give him the appropriate and valuable qualifications to serve as a member of the Company’s board of directors. This experience is especially valuable as the Company makes extensive operational decisions and builds its sales and marketing infrastructure as it engages in commercial activities related to AugmentTM Bone Graft (“Augment”) and AugmatrixTM Biocomposite Bone Graft (“Augmatrix ”) in various countries around the world.

Continuing Class II Directors

Set forth below are the names of the Class II directors whose current terms will not expire until the 2013 annual meeting:

Gary E. Friedlaender, M.D. (66)

Dr. Friedlaender has served as one of BioMimetic’s directors since September 2006 and has served as chairman of the Company’s orthopedic scientific advisory board since July 2001. He is also a member of the compensation and nominating and governance committees. Since 1986, Dr. Friedlaender has served as the Chief of the Department of Orthopedics and Rehabilitation at Yale-New Haven Hospital and as Professor and Chair of Orthopedics and Rehabilitation at the Yale University School of Medicine. In addition, he currently serves as the President of the American Orthopaedics Association.

Dr. Friedlaender holds an M.D. from the University of Michigan Medical School in Ann Arbor. Dr. Friedlaender completed his general surgery internship and residency at the University of Michigan Medical Center, and his orthopedic residency at the Yale-New Haven Hospital and Newington Children’s Hospital in Newington, CT. He then completed a fellowship in musculoskeletal oncology at Massachusetts General Hospital in Boston, MA. During active duty in the U.S. Navy, he was Director of the Naval Medical Research Institute’s Tissue Bank Division in Bethesda, MD, and has since served on various medical advisory committees for the National Institutes of Health. Dr. Friedlaender has received several research grants and written numerous articles related to orthopedic reconstruction, oncology and bone grafting.

Dr. Friedlaender’s extensive medical expertise as an orthopedic surgeon, including his experience in research and clinical development, provides valuable scientific and technical expertise to the Company’s board of directors, and gives him the appropriate and valuable qualifications to serve as a member of the Company’s board of directors. Dr. Friedlaender’s experience has provided unique insights for the Company’s board of directors’ evaluation of technologies, as well as product development and marketing strategies, from the perspective of the ultimate consumer of the Company’s products.

Douglas G. Watson (67)

Mr. Watson has served as one of BioMimetic’s directors since 1999. He is also chairman of the nominating & governance committee and a member of the compensation committee. Mr. Watson is currently the Chief Executive Officer of Pittencrieff Glen Associates, a leadership and consulting firm that he founded in 1999. Prior to that, Mr. Watson served as President and Chief Executive Officer of Novartis Corporation (the U.S. subsidiary of Novartis A.G.), President and Chief Executive Officer of Ciba-Geigy Corporation (which merged into Novartis Corporation in December 1996), President of the Ciba Pharmaceuticals Division and Senior Vice President of Planning and Business Development of Ciba’s U.S. Pharmaceuticals Division. In all, Mr. Watson’s career with Novartis spanned 33 years, having joined Geigy (UK) Ltd. in 1966.

Mr. Watson currently serves as chairman of the board of OraSure Technologies, Inc. (NASDAQ: OSUR), a medical diagnostics company, and as a director of Delcath Systems, Inc. (NASDAQ: DCTH) and Dendreon Corporation (NASDAQ: DNDN). Prior board memberships have included Genta Incorporated (a biopharmaceutical company) (OTCBB: GNTA), Javelin Pharmaceuticals, Inc. (a pharmaceutical company), Englehard Corporation (a surface and materials science company), Summit Bank Corporation, Novartis Corporation and Bionor Immuno AS. Mr. Watson holds an M.A. degree in pure mathematics from Churchill College, Cambridge University and is a member of the Chartered Institute of Management Accountants.

Mr. Watson’s long-time and diverse experience in executive roles in fully commercialized pharmaceutical companies, and his service on the board of directors and board committees of other private and public companies, together with his accounting background and financial expertise, give him the appropriate and valuable qualifications to serve as a member of the Company’s board of directors. This experience is especially valuable as the Company makes extensive accounting, operational and infrastructure decisions as it engages in commercial activities related to Augment and Augmatrix in various countries around the world.

Continuing Class III Directors

Set forth below are the names of the Class III directors whose current terms will not expire until the 2014 annual meeting:

Samuel E. Lynch, D.M.D., D.M.Sc. (52)

Dr. Lynch is the founder, President and Chief Executive Officer of BioMimetic Therapeutics, Inc. and has served as a director since the Company’s inception in 1999. Dr. Lynch also served as Chairman of the Company’s board of directors from the Company’s inception until August 2005. He has spent his career in health care management, product development, and earlier in academic medicine and dentistry, including research and patient care. He received his Doctorate of Medical Sciences and Specialty in Periodontology from the Harvard Medical and Dental Schools, respectively, as well as a Doctorate of Dental Medicine from Southern Illinois University School of Dental Medicine. Dr. Lynch is also a member of the board of directors of Capital Bank, N.A. and GreenBankshares, Inc. (NASDAQ: GRNB) and numerous non-profit organizations.

During his tenure at the Company, Dr. Lynch has published and lectured extensively worldwide. Additionally, as the co-inventor of the Company’s platform regenerative technology, he has been instrumental in the development of the Company’s innovative products and product candidates for the healing of musculoskeletal injuries and diseases, including periodontal, orthopedic, sports medicine and spine applications. In this era of complex regulatory environments, he is one of only a handful of doctors to have been fortunate enough to make a breakthrough discovery and oversee its development through all phases of development culminating in U.S. Food and Drug Administration (“FDA”) approval and commercialization.

Dr. Lynch’s extensive experience with the Company as its founder, as well as his tenure as the Company’s President and Chief Executive Officer since inception, brings necessary historic knowledge and operational continuity to the Company’s board of directors. Dr. Lynch’s scientific expertise as co-inventor of the Company’s platform regenerative technology, demonstrated leadership skills, knowledge of the biotechnology and orthopedic industries and markets, as well as his strategic planning and operational management experience, give him the appropriate and valuable qualifications to serve as a member of the Company’s board of directors.

Larry W. Papasan (71)

Mr. Papasan has served as one of BioMimetic’s directors and as chairman of the Company’s board of directors since August 2005. He is also a member of the audit committee. From July 1991 until his retirement in May 2002, Mr. Papasan served as President of Smith & Nephew Orthopaedics and as director until the end of 2005. Mr. Papasan was responsible for research and development, manufacturing, marketing, sales and various administrative functions during his tenure with Smith & Nephew (NYSE: SNN), at which time the Ortho Division grew in sales from $300 million to $650 million while growing profitably at over 15% per year. Prior to joining Smith & Nephew, he was President of Memphis Light, Gas & Water Division from 1984 until 1991.

Mr. Papasan has served as a member of the board of directors of several public and private companies, including: AxioMed Spine Corporation since August 2007; BioMedical Tissue Technologies, Ltd. since 2004; Cagenix, Inc., a startup dental implant company, since early 2003; Extra Ortho, Inc. since October 2007; MiMedx Group, Inc. (OTCBB: MDXG) since October 2007; Smith, Seckman & Reid Engineering, Inc. since July 2002; Reaves Utility Income Fund, a closed-end management investment company, since March 2002; and Triumph Bankshares, Inc., a bank holding company, since June 2006. Mr. Papasan is also involved with several not-for-profit organizations, such as the University of Memphis Fogelman Business School, the Biblical Resource Center & Museum, and the Memphis BioWorks Foundation.

Mr. Papasan’s long-time and diverse experience in executive roles and board services in the orthopedic, utility and financial industries give him the appropriate and valuable qualifications to serve as a member of the Company’s board of directors. In particular, his business success and demonstrated leadership during his 11-year tenure as President and 14-year tenure as a director of Smith & Nephew Orthopaedics, as well as his extensive experience in strategic planning and commercial operational management, gives him the unique insight and experience necessary to lead the Company as chairman of its board of directors as it engages in commercial activities related to Augment and Augmatrix in various countries around the world.

James G. Murphy (56)

Mr. Murphy has served as one of BioMimetic’s directors since September 2005. He is also chairman of the audit committee and a member of the nominating and governance committee. Since 2008, Mr. Murphy has served as the Vice President of Finance of NMS Labs, Inc., a privately held medical reference laboratory company specializing in forensic toxicology testing. NMS Labs, Inc. is considered a leader in the specialty area of esoteric laboratory testing in the United States. He is responsible for all financial, accounting, reporting and administrative matters.

From March 1999 until February 2008, Mr. Murphy was the Senior Vice President, Finance and Administration, and Chief Financial Officer, of Immunicon Corporation (OTCBB: IMMCQ), a publicly-held medical device company specializing in the detection and analysis of rare cells. In June 2008, Immunicon Corporation voluntarily commenced a case under Chapter 11 of the United States Code in the United States Bankruptcy Court, District of Delaware. Prior to Immunicon Corporation, Mr. Murphy’s extensive experience as a senior finance executive spanned over 20 years working with health-care and technology companies. He holds a B.S. in Accounting, cum laude, from Villanova University, and is a certified public accountant.

Mr. Murphy’s extensive experience as a chief financial officer in publicly and privately held companies provides valuable financial and audit expertise, particularly in light of Mr. Murphy’s role as chairperson of the audit committee of the board of directors. Mr. Murphy’s extensive knowledge of and expertise in analyzing and evaluating financial statements, overseeing the preparation and auditing of financial statements, and addressing complex accounting issues, as well as his in-depth knowledge of internal controls and procedures for financial reporting, and his experience in corporate finance, capital markets, and commercial operations, give him the appropriate and valuable qualifications to serve as a member of the Company’s board of directors. This experience is especially valuable as the Company makes extensive accounting, operational and infrastructure decisions as it engages in commercial activities related to Augment and Augmatrix in various countries around the world.

Director Compensation

The board of directors meets on a quarterly basis, or more often as needed, to address matters relating to the operation and direction of the Company. Only directors who are not employees of the Company, directors who are not employed by holders of 5% or more of the Company’s outstanding common stock, and directors who do not beneficially own 5% or more of the Company’s outstanding common stock (“compensation qualifying directors”) are separately compensated for their services on the board. The Company provides compensation to each of the compensation qualifying directors as described in the paragraphs below.

For 2011, the compensation plan for the Company’s compensation qualifying directors provides that each will receive an annual retainer of $20,000 for serving on the Company’s board of directors and an annual retainer of $5,000 for each committee membership. Directors will receive $2,000 for each board meeting attended in person, $1,000 for each telephonic board meeting, and $1,000 for each committee meeting attended. In addition, the chairman of the board will receive an annual fee of $25,000, the chairman of the audit committee will receive an annual fee of $10,000, the chairman of the compensation committee will receive an annual fee of $8,000, and the chairman of the nominating and governance committee will receive an annual fee of $5,000.

Each of the compensation qualifying directors, on the date the director is first elected or appointed to the board of directors, may be granted an option to acquire 0.09% of the Company’s outstanding shares of common stock on a fully diluted basis on the date of the grant. Generally, the initial grant vests over three years. In addition, immediately following each annual stockholders meeting, each compensation qualifying director who is re-elected to the board of directors or who continues his ongoing term may receive an annual stock option grant with a Black-Scholes value of approximately $80,000 on the date of grant.

As of December 31, 2011, the current compensation qualifying directors have been awarded options to purchase an aggregate total of 406,807 shares of common stock. Of these options awarded, a total of 108,975 options have been exercised and 7,906 options have been forfeited, resulting in a total of 289,926 options issued and outstanding as of December 31, 2011. Of the options issued and outstanding as of December 31, 2011, a total of 165,585 are unvested.

Please see “Certain Relationships and Related Party Transactions — Agreements with Directors and Officers” for a discussion of other arrangements relating to the compensation of our directors.

The following table sets forth a summary of the compensation to non-employee directors that the Company paid or accrued during the year ended December 31, 2011:

Name	Fees earned or paid in cash ($)		Stock Awards ($)	Option Awards(1) ($)	All Other Compensation ($)		Total ($)
Thorkil K. Christensen(2)	$—		$—	$—	$—		$—
Christopher B. Ehrlich(2)	—		—	—	—		—
Charles W. Federico	60,000		—	80,003	—		140,003
Gary E. Friedlaender, M.D.	50,000	(3)	—	80,003	45,075	(4)	175,078
James G. Murphy	61,000		—	80,003	—		141,003
Larry W. Papasan	65,000		—	80,003	—		145,003
Douglas G. Watson	56,000		—	80,003	—		136,003

(1)	Represents the aggregate grant date fair value of non-qualified stock options awarded in 2011, which was determined in compliance with Accounting Standards Codification (“ASC”) 718 and is more fully described in Note 16 (Stock-Based Compensation) of the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.
(2)	Mr. Christensen and Mr. Ehrlich are not compensation qualifying directors as they are employed by holders of 5% or more of the Company’s outstanding common stock.
(3)	In addition to the director fees identified herein, orthopedic scientific advisory board member consulting fees of $26,875 were paid to Dr. Friedlaender in 2011. See “Certain Relationships and Related Transactions — Consulting Agreement with a member of the Board of Directors.”
(4)	Exercise of non-qualified stock options in 2011 resulted in taxable income of $45,075 for Dr. Friedlaender.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s board of directors, upon the recommendation of the audit committee, has approved the appointment of Ernst & Young LLP (“Ernst & Young”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The audit committee considered the background, expertise and experience of the audit team assigned to the Company and various other relevant matters including the proposed fees for audit services. The audit committee of the Company’s board of directors is solely responsible for selecting the Company’s independent registered public accounting firm. Although stockholder approval is not required to appoint Ernst & Young as the Company’s independent registered public accounting firm, the Company believes that submitting the appointment of Ernst & Young to its stockholders for ratification is a matter of good corporate governance. If the Company’s stockholders do not ratify the appointment, then the appointment will be reconsidered by the audit committee. The proxy will be voted as specified, and if no specification is made, the proxy will be cast “FOR” this proposal.

During fiscal year ended December 31, 2011, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to its satisfaction would have caused it to make reference to the subject matter of the disagreements in connection with its opinion.

The audit report of Ernst & Young on the Company’s consolidated financial statements for the years ended December 31, 2011, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

Representatives of Ernst & Young will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to answer stockholder questions.

Fees and Services

Ernst & Young has served as the Company’s independent registered public accounting firm since fiscal year 2001 and has audited the fiscal years contained therein.

The following table summarizes the fees that have been paid or accrued for audit and other services provided by the Company’s independent registered public accounting firm for each of the last two fiscal years:

Fee Category	2011	2010
Audit fees	$304,000	$324,125
Audit-related fees	1,995	1,995
Tax fees	13,292	6,874
All other fees	—	—
Total fees	$319,287	$332,994

For purposes of the preceding table:

•	Audit fees consist of fees for the annual audit of the Company’s consolidated financial statements and its internal controls over financial reporting, the review of the interim financial statements included in its Quarterly Reports on Form 10-Q for 2011 and 2010, and other professional services provided in connection with statutory and regulatory filings, comfort letters and consents related to capital markets transactions and engagements for those fiscal years.
•	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of the Company’s financial statements and that are not reported under “Audit fees” for those fiscal years.
•	Tax fees consist of fees for tax compliance, tax advice and tax planning services for those fiscal years.
•	All other fees consist of fees associated with services not captured in the other categories.

Under its charter, the audit committee must pre-approve all audits and permitted non-audit services to be provided by the Company’s independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. Each year, the audit committee approves the retention of the independent registered public accounting firm to audit the Company’s financial statements, including the associated fee. At this time, the audit committee evaluates other known potential engagements of the independent registered public accounting firm, including the scope of audit-related services, tax services and other services proposed to be performed and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

PROPOSAL 3: APPROVAL OF THE 2012 EQUITY INCENTIVE PLAN

Introduction

In February 2012, the Company’s board of directors, upon the recommendation of the compensation committee, adopted and approved the form, terms and provisions of the Company’s 2012 Equity Incentive Plan, subject to stockholder approval at the 2012 annual meeting.

The 2012 Equity Incentive Plan provides for 4,000,000 shares of the Company’s common stock, par value $0.001 per share, to be made available initially for issuance pursuant to awards granted under the 2012 Equity Incentive Plan, and for additional shares to become available in connection with the termination or forfeiture of awards under the Company’s 2001 Long-Term Stock Incentive Plan and pursuant to an “evergreen provision” described below. The 2012 Equity Incentive Plan authorizes the issuance of awards following the board of directors’ approval of the plan, and prior to stockholder approval. Such awards, however, must be conditioned upon obtaining stockholder approval within 12 months of the board of directors’ adoption of the 2012 Equity Incentive Plan.

The Company’s previous equity incentive plan, the 2001 Long-Term Stock Incentive Plan, expired in 2011 and no further options will be granted under that stock incentive plan. The board of directors believes that the 2012 Equity Incentive Plan is necessary to provide it with the flexibility to continue the Company’s historical practice of awarding equity incentives to its employees, which the board of directors believes is a critical component of the Company’s compensation programs by serving as a key retention tool that aligns employees’ interest with the long-term interest of the stockholders. In addition, the board of directors believes that the provisions within the 2012 Equity Incentive Plan are consistent with emerging best corporate practices.

Recommendation of the Board of Directors

The Company’s board of directors believes that approval of the 2012 Equity Incentive Plan is in the best interests of the Company and its stockholders, and, therefore, unanimously recommends a vote FOR the approval of the 2012 Equity Incentive Plan.

Summary of the 2012 Equity Incentive Plan

The following is a brief summary of the material features of the 2012 Equity Incentive Plan, which is qualified in its entirety by reference to the 2012 Equity Incentive Plan itself, a copy of which is attached as Appendix A hereto.

General.  The 2012 Equity Incentive Plan is administered by the compensation committee of the Company’s board of directors. The 2012 Equity Incentive Plan provides for the grant of incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), stock appreciation rights (“SARs”), stock units, restricted stock, restricted stock units, performance units, performance shares awards and other equity-based awards to employees and other key personnel. Awards requiring exercise will be granted at an exercise price determined by the compensation committee, at the time the award is granted, and may not be less than the fair value of the common stock at the date of grant. Awards made pursuant to the 2012 Equity Incentive Plan may not be re-priced except with stockholder approval. In general, stock option awards granted under the 2012 Equity Incentive Plan will vest 25% per year over a four-year period; however, the compensation committee as the Administrator of the plan has the discretion to determine the appropriate vesting schedule for any stock option award granted under the plan. The maximum term of any award granted pursuant to the 2012 Equity Incentive Plan is 10 years from the date of grant.

Stock Subject to the 2012 Equity Incentive Plan.  The maximum number of shares of the Company’s common stock that may be delivered in satisfaction of awards granted under the 2012 Equity Incentive Plan is 4,000,000. Additional shares may be made available for the 2012 Equity Incentive Plan: (a) if, after the adoption of the 2012 Equity Incentive Plan by the board of directors, any shares of common stock become available for grant under the Company’s expired 2001 Long-Term Stock Incentive Plan as a result of the termination or forfeiture of awards, in which case those forfeited shares are added to the pool of shares available for future issuance under the 2012 Equity Incentive Plan; and (b) by operation of an “evergreen provision” that provides for an annual increase on the date of each specified annual meeting of the stockholders of the Company, beginning with the 2013 annual meeting of stockholders and ending with the 2021 annual meeting of stockholders, equal to two percent (2%) of the number of shares of common stock outstanding on a fully diluted basis as of the close of business on the immediately preceding day (calculated by adding to the number of shares of common stock outstanding, all outstanding securities convertible into common stock on such date on an as converted basis); provided, that in no event shall such annual increases cause the number of shares of common stock available under the 2012 Equity Incentive Plan to exceed twenty percent (20%) of the number of shares of common stock outstanding on a fully diluted basis as of the close of business on the immediately preceding day (calculated by adding to the number of shares of common stock outstanding, all outstanding securities convertible into common stock on such date on an as converted basis).

The maximum number of shares of common stock for which stock options may be granted to any person in any calendar year and the maximum number of shares of common stock subject to SARs granted to any person in any calendar year will each be 800,000. The maximum number of shares of common stock subject to other awards granted to any person in any calendar year will be 800,000 shares. The foregoing provisions will be construed in a manner consistent with Section 162(m) of the Internal Revenue Code of 1986, as amended.

Change in Control.  The 2012 Equity Incentive Plan provides that upon a change in control, such as in the event of a merger or similar transaction, the administrator must provide for either the assumption or substitution of the outstanding awards, or the cash-out of the outstanding awards. For those awards that are assumed or substituted by the surviving entity, the 2012 Equity Incentive Plan provides that the Administrator may provide for accelerated vesting upon a change in control.

Fair Market Value.  For purposes of the 2012 Equity Incentive Plan, the fair market value of a share of common stock will generally be determined based on the closing price of the common stock on the trading day coinciding with or next preceding the determination date. The closing price of the Company’s common stock as reported on the NASDAQ Global Select Market on April 12, 2012 was $2.61 per share.

Eligibility.  The administrator of the 2012 Equity Incentive Plan will select participants from among the employees and directors of, and consultants and advisors to, the Company and its affiliates to attract, retain and motivate such persons to contribute to the achievement of the long-term goals and success of the Company and its affiliates. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for stock options other than ISOs is limited to individuals described above who are providing direct services on the date of grant of the stock option to the Company or to a subsidiary of the Company.

New Plan Benefits

The value of awards granted to eligible employees and other recipients pursuant to the 2012 Equity Incentive Plan depends upon the fair market value of the common stock subject to such awards. Accordingly, the future benefits or amounts that would be received by executive officers, non-executive officer employees, directors and other key personnel are not determinable at this time.

Federal Income Tax Consequences

The following is a summary of the effect of federal income taxation upon the recipient and the Company with respect to awards granted under the 2012 Equity Incentive Plan.

Incentive Stock Options.  In general, taxable income is recognized with respect to an ISO only upon the sale of common stock acquired through the exercise of the ISO (“ISO Stock”) and not in connection with the grant or exercise of the ISO. However, the exercise of an ISO may subject the recipient to the alternative minimum tax. The tax consequences of selling ISO Stock will vary with the length of time that the recipient has owned the ISO Stock at the time it is sold. If the recipient sells ISO Stock after having owned it for the greater of (a) two years from the date the option was granted, and (b) one year from the date the option was exercised, then the recipient will recognize a long-term capital gain in an amount equal to the excess of the amount realized by the recipient on the sale price of the ISO Stock over the exercise price. If the recipient sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the grant date and one year from the exercise date (a “Disqualifying Disposition”), then the gain recognized by the recipient will be ordinary compensation income to the extent of the fair market value of the ISO Stock on the date the option was exercised over the exercise price and the remaining gain, if any, will be a capital gain. Any capital gain realized by the recipient from the sale of ISO Stock will be a long-term capital gain if the recipient has held the ISO Stock for more than one year prior to the date of sale. If a recipient sells ISO Stock for less than the exercise price, then the recipient will recognize a capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the recipient has held the ISO Stock for more than one year to the date of sale. The grant and exercise of ISOs generally have no direct tax consequences to the Company. The Company generally will be entitled to a compensation deduction with respect to any ordinary income recognized by a recipient on a Disqualifying Disposition of ISO Stock.

Non-qualified Stock Options.  As with ISOs, the grant of NQSOs with an exercise price per share that is at least equal to the fair market value of a share of Common Stock on the date of grant does not result in the recognition of taxable income to the recipient. The exercise of an NQSO results in the recognition of ordinary income to the recipient in the amount by which the fair market value of the Common Stock acquired through the exercise of the NQSO (“NQSO Stock”) on the exercise date exceeds the exercise price. The recipient acquires a tax basis in the NQSO Stock equal to the fair market value of the stock on the day of exercise. The sale of NQSO Stock generally will result in the recognition of a capital gain or loss in an amount equal to the excess of the sale price of the NQSO Stock over the recipient’s tax basis in the NQSO Stock. This capital gain or loss will be a long-term gain or loss if the recipient has held the NQSO Stock for more than one year prior to the date of the sale. The grant and exercise of NQSOs generally have no direct tax consequences to the Company. The Company generally will be entitled to a compensation deduction with respect to any ordinary income recognized by a recipient from the exercise of an NQSO.

Restricted Stock.  Restricted stock awards under the 2012 Equity Incentive Plan generally have the following federal income tax consequences. Upon acquisition of the stock, the recipient normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. The Company will generally be entitled to a compensation deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Units.  A recipient does not have taxable ordinary income upon the grant of a restricted stock unit. Ordinary income arises on the actual or constructive receipt of the stock underlying the units (or upon receipt of cash, if the restricted stock unit is settled in cash), which generally occurs when the restricted stock units vest. The award may permit deferral of the payout of the restricted stock or cash to a date beyond the vesting date, in which case the recognition of ordinary income is delayed until the date of receipt. The Company will generally be entitled to a compensation deduction equal to the ordinary income recognized by the recipient.

Stock Appreciation Rights.  In general, no taxable income is realized upon the receipt of an SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. The Company will generally be entitled to a compensation deduction equal to the ordinary income recognized by the recipient.

Potential Limitation on Company Deductions.  Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1.0 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and SARs will generally qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Other awards under the 2012 Equity Incentive Plan will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the grant of the award that the performance goal has been satisfied and (iv) prior to the grant of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount — or formula used to calculate the amount — payable upon attainment of the performance goal).

The foregoing is only a summary of the effect of federal income taxation upon the recipient and the Company with respect to awards granted under the 2012 Equity Incentive Plan. It does not purport to be complete and does not discuss the tax consequences arising in the event of a recipient’s death or the income tax laws of the municipality, state or foreign country under which the recipient’s income may be taxable.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 2012 EQUITY INCENTIVE PLAN AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE
2005 EMPLOYEE STOCK PURCHASE PLAN

Introduction

In February 2012, the Company’s board of directors adopted, subject to stockholder approval at the 2012 annual meeting, an amendment to the 2005 Employee Stock Purchase Plan (the “Purchase Plan”) that would increase by 400,000 shares the total number of shares of the Company’s common stock authorized for issuance under the Purchase Plan.

As of March 31, 2012, an aggregate of 29,164 shares of the Company’s common stock remained available for future grant under the Purchase Plan. The purpose of the Purchase Plan is to provide the Company’s employees, including employees of certain subsidiaries, with an opportunity to purchase the Company’s common stock through accumulated payroll deductions, as more fully described below. The board of directors believes that the number of shares that currently remain available for issuance under the Purchase Plan is insufficient to continue to fulfill the purpose of the Purchase Plan and, accordingly, the number of shares of the Company’s common stock authorized for issuance thereunder should be increased from 200,000 shares to 600,000 shares.

Recommendation of the Board of Directors

The Company’s board of directors believes that approval of the amendment to the Purchase Plan is in the best interests of the Company and its stockholders, and, therefore, unanimously recommends a vote FOR the approval of the amendment to the Purchase Plan.

Summary of the Purchase Plan, As Amended

The following description is only a summary of the material features of the Purchase Plan and does not describe all of the provisions that may be important to you. Other than an increase in the number of shares authorized for issuance, there are no changes to the Purchase Plan.

Administration.  The Purchase Plan is administered by the Company’s compensation committee. Options to purchase the Company’s common stock (“Options”) are granted four times annually, on the first trading day on or after January 1, April 1, July 1 and October 1, and are automatically exercised effective on the last trading day on or prior to March 31, June 30, September 30 or December 31, respectively, if the employee is a participant in the Purchase Plan at that time. Options are exercisable through accumulation of payroll deductions (of between 1% and 15% of compensation as defined in the Purchase Plan) for the number of whole shares determined by dividing the balance in the employee’s withholding account on the last day of the option period by the purchase price per share for the stock determined under the Purchase Plan. The purchase price for shares will be the lower of 85% of the fair market value of the stock at the time of grant, or 85% of the fair market value of the stock at the time of exercise.

An employee may cancel his or her Option at any time prior to exercise, and upon such cancellation, the balance in the employee’s withholding account will be returned to the employee. Each employee’s rights in an Option will be exercisable during his or her lifetime only by the employee and may not be sold, pledged, assigned, or otherwise transferred. Nothing in the Purchase Plan is to be construed so as to give an employee the right to be retained in the service of the Company.

No employee is to be granted an Option under the Purchase Plan that would permit his rights to purchase shares of the Company’s common stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the Option is granted) for each calendar year during which any such Option granted to him is outstanding.

Eligibility.  Each employee of the Company or of a participating subsidiary who has been an employee of the Company for at least a year, whose customary employment with the Company is greater than 20 hours per week and whose customary employment with the Company is for more than 5 months in a calendar year as of the first day of an offering period, will be eligible to participate in the Purchase Plan provided that employees who own or are deemed to own stock possessing 5% or more of the total combined voting power or value of the Company may not participate.

New Plan Benefits

Eligible employees participate in the Purchase Plan voluntarily and each such employee determines his or her level of payroll deductions within the guidelines fixed by the Purchase Plan. Accordingly, the future benefits or amounts that would be received under the Purchase Plan by executive officers and non-executive officer employees as a result of the increase in the authorized shares under the Purchase Plan are not determinable at this time. Non-employee directors are not allowed to participate in the Purchase Plan.

Federal Income Tax Consequences

The Purchase Plan is intended to be an “employee stock purchase plan” as defined in Section 423 of the Code. As a general matter, an employee will not realize any taxable income upon the grant or exercise of an Option under the Purchase Plan. The federal income tax consequences of the sale or other disposition of shares acquired under the Purchase Plan depend on the length of time the employee holds the shares. If an employee disposes of shares acquired under the Purchase Plan that he or she held for at least two years after the grant of the Option, or if the employee dies at any time while the employee holds the shares, then at the time of such disposition or death the employee will recognize ordinary compensation income equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition or death over the purchase price paid for the shares, or (ii) the excess of the fair market value of the shares at the time the Option was granted over the purchase price paid for the shares. In the case of such a disposition other than at death, any additional gain recognized upon the disposition will be long-term capital gain. Any additional gain recognized upon death of the employee will be long-term or short-term capital gain depending on the employee’s holding period for such shares. If shares acquired under the Purchase Plan are disposed of less than two years after the date of grant of the Option, the employee will generally recognize ordinary compensation income equal to the excess of the fair market value of the shares on the date of exercise of the Option over the purchase price paid for the shares, with any additional gain constituting long-term or short-term capital gain depending on the employee’s holding period for such shares. In either case, any loss resulting from the disposition of shares acquired under the Purchase Plan will be treated as a capital loss. The Company will not be entitled to any tax deduction upon the exercise of an Option or upon a disposition of shares acquired under the Purchase Plan held by an employee for at least the two-year holding period described above or in connection with an employee’s death. If an employee disposes of shares acquired under the Purchase Plan within the two-year period described above, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the employee upon such disposition.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE 2005 EMPLOYEE STOCK PURCHASE PLAN AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 5: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which was signed into law in July 2010, added Section 14A to the Exchange Act. The Dodd-Frank Act requires that the Company provide its stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

The Company believes that the executive compensation program for the named executive officers, as described in “Compensation Discussion and Analysis,” is based on a pay-for-performance culture and seeks to align the interests of the Company’s named executive officers with the interests of its stockholders. The Company believes that its compensation programs are designed to reward its named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same creating a culture that focuses executives on prudent risk management and appropriately rewards them for performance. The Company’s executive compensation program is also designed to be competitive with its peer companies, and seeks to enable the Company to attract and retain the best possible executive talent.

The Company also believes that the extensive disclosure of compensation information provided in this proxy statement provides the Company’s stockholders the information they need to make an informed decision as they weigh the pay of the named executive officers in relation to the Company’s performance. In last year’s proxy statement for the 2011 annual meeting, a similar advisory vote was requested by the Company. The results for last year’s vote were as follows:

	2011 Vote Count	Percent
For	20,948,823	98.0%
Against	412,353	1.9%
Abstain	13,266	0.1%
	21,374,442	100.0%

The Company’s compensation committee of the board of directors considered the above results, along with other matters, in establishing named executive officer compensation for 2011 and future periods. The 2012 “Say-on-Pay” proposal gives you the stockholder the opportunity to endorse or not endorse the compensation the Company paid to the named executive officers through the resolution set forth below.

“RESOLVED, that the compensation paid to the named executive officers of BioMimetic Therapeutics, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion included in this proxy statement, is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Company, the Company’s board of directors or the compensation committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of the Company’s named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. Furthermore, the board considered the results of the non-binding advisory vote on the frequency of an advisory vote on executive compensation taken at the 2011 annual meeting and determined that the current frequency of an advisory vote on executive compensation will be once every year. The Company, the Company’s board of directors, and the compensation committee will consider the outcome of the vote when evaluating future executive compensation arrangements for the Company’s named executive officers.

This proposal is provided as required pursuant to Rule 14a-21(a) of the Exchange Act.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

MANAGEMENT

Set forth below is the name, age and position of each of the Company’s current directors and executive officers:

Name	Age	Position
Samuel E. Lynch, D.M.D., D.M.Sc.	52	President, Chief Executive Officer and Director
Larry Bullock	56	Chief Financial Officer
Russ Pagano, Ph.D.	46	Vice President, Regulatory and Clinical Affairs
Larry W. Papasan(2)	71	Chairman of the Board of Directors
Thorkil K. Christensen	64	Director
Christopher B. Ehrlich	42	Director
Charles W. Federico(1)(2)	63	Director
Gary E. Friedlaender, M.D(1)(3)	66	Director
James G. Murphy(2)(3)	56	Director
Douglas G. Watson(1)(3)	67	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating and Governance Committee

Executive Officers

Set forth below are the names of the executive officers of the Company:

Samuel E. Lynch, D.M.D., D.M.Sc. (52)

See “Proposal 1: Election of Directors” for Dr. Lynch’s biographical information.

Larry Bullock (56)

Mr. Bullock joined BioMimetic in January 2004 as its Chief Financial Officer. From January 1996 to February 2003, Mr. Bullock served as Chief Financial Officer of Ribozyme Pharmaceuticals Inc. (now called Sirna Therapeutics Inc., a division of Merck & Co., Inc.) and as Chief Financial Officer of La Jolla Pharmaceutical Company for five years prior to joining Sirna. He led both companies through their private to public transitions, completing private and initial public offerings and building the public reporting team. Mr. Bullock received his M.B.A. from the University of Utah and his B.A. from Indiana University.

Russ Pagano, Ph.D. (46)

Dr. Pagano joined BioMimetic in May 2007 as its Vice President, Regulatory and Clinical Affairs. Prior to joining the Company, from 2001 through 2007, he was Executive Vice President and Regulatory Advisor at M Squared Associates, a consulting firm in Washington, D.C., where he served as a regulatory consultant to the Company and numerous other companies and helped prepare Pre-Market Approval (“PMA”) applications for filing as well as provided panel preparation services. Prior to that, from 1994 through 2001, Dr. Pagano was employed by the FDA. He served as a scientific reviewer in the Office of Device Evaluation from 1994 through 1997, FDA chief of the Restorative Devices Branch from 1997 through 2000 and FDA chief of the Pacing, Defibrillators and Leads Branch from 2000 through 2001. Dr. Pagano received his Ph.D. from Duke University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis contains statements regarding future performance targets and goals for the Company’s executive officers. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results of operations or other guidance. The Company specifically cautions investors not to apply these statements to any other context. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Introduction

The following is a discussion of the Company’s compensation philosophies and processes; specifically addressing compensation for the Company’s named executive officers and includes various analyses of the Company’s compensation practices in relation to its corporate results and in comparison to a peer group established by compensation consultants.

The compensation committee (the “committee”) of the Company’s board of directors is responsible for administering all aspects of the Company’s executive compensation program and overseeing the Company’s risk assessment of its compensation policies and practices for all employees. The committee is presently comprised of three independent members of the Company’s board of directors and is responsible for developing, establishing and/or making recommendations to the full board of directors concerning compensation paid to the chief executive officer. In addition, after considering the recommendations of the chief executive officer, the committee will recommend to the full board of directors compensation for the Company’s other executive officers.

The committee meets outside the presence of the executive officers to consider appropriate compensation for the chief executive officer. For the chief financial officer and each of the Company’s other most highly compensated executive officers, as of the end of the last fiscal year, the committee meets outside the presence of the executive officers except the chief executive officer.

Executive Summary

The primary objectives of the Company’s executive compensation programs are to attract and retain the best possible executive talent, to tie annual and long-term cash and stock incentives to achievement of measurable corporate, business unit and individual performance objectives, and to align executives’ incentives with stockholder value creation. To achieve these objectives, the committee seeks to implement and maintain compensation plans that tie a substantial portion of executives’ overall compensation to the achievement of key strategic goals.

2011 was a pivotal year for the Company. As of December 31, 2011, the Company reported cash and investments totaling $61.5 million and a net loss of $33.2 million for the year. Over the last few years, the Company has focused its efforts on pursuing regulatory approvals of Augment® Bone Graft (“Augment”) in the United States and in several markets located outside the United States (“OUS”), preparing for and carrying out the commercial adoption of Augment in Canada, Australia, New Zealand and other OUS markets, continuing the development of its other product candidates, and managing its cash and investments.

A key priority requiring management’s attention in 2011 was the FDA review of the Company’s Pre-Market Approval (“PMA”) application for Augment. In May 2011, the FDA’s Orthopedic and Rehabilitation Devices Panel voted in favor of the safety and efficacy of Augment and agreed that Augment demonstrates a reasonable benefit to risk profile. In January 2012, the Company announced the receipt of a comprehensive post-panel response letter from the FDA which stated, among other things, that the Company’s PMA application for Augment was not approvable until certain additional requests from FDA were satisfied. The Company currently anticipates that by the middle of 2012 it will submit an amendment to the Augment PMA that will include the requested additional information. Furthermore, the events of 2011 contributed to a decline in the market trading price of the Company’s common stock. Given these challenges, the Company continues to carefully manage expenses, as well as its cash and investments, in order to be in a position to quickly respond to the requests from the FDA and to begin commercialization of Augment in the United States.

In accordance with the requirements of the Dodd-Frank Act, the committee evaluated pay versus performance practices relating to how the Company’s financial performance impacts the committee’s assessment of executive compensation. The committee noted that, during 2011, the Company remained primarily a development stage company as it seeks FDA approval of Augment, and as a result the primary financial metrics that the committee would use in assessing executive performance during 2011 and setting executive compensation for 2012 relate to cash and expense management, as well as the impact of the current market price of the Company’s common stock when determining equity incentive awards. The committee, however, noted that with the introduction of Augmatrix in 2012 and with the anticipated additional foreign regulatory approvals for Augment in 2012, the committee would begin to use the level with which the Company achieves revenue and profit and loss targets as a financial metric for assessing executive performances and setting executive compensation in the future.

In evaluating the Company’s executive compensation program, the committee utilized the services of Pearl Meyer & Partners (“Pearl Meyer”) to facilitate the executive officer compensation process by helping to inform compensation decisions for 2012. Pearl Meyer’s evaluation included the selection of an appropriate peer group and comparisons of the Company’s performance within that peer group. As a result of the Company’s performance in 2011, the committee determined that the total compensation for the chief executive officer and the other named executive officers should remain in the median (the “50th percentile”) of the Peer Group (as defined in “Peer Group Composition and Utilization of Compensation Consultants” below) in 2012.

The Company is required to permit a separate non-binding stockholder vote to approve the compensation of its executives, as disclosed pursuant to the compensation disclosure rules of the SEC. The proposal (identified in “Proposal 5: Advisory Vote on Executive Compensation” contained in this proxy statement) permits stockholders to endorse or not endorse the Company’s executive compensation programs. Because the stockholders’ vote is advisory, it will not be binding on the board of directors. However, when setting compensation and in determining compensation policies, the committee took into account the results of the June 2011 stockholder advisory vote on executive compensation and will continue to consider the outcome of this vote each year. The results for last year’s vote were as follows:

	2011 Vote Count	Percent
For	20,948,823	98.0%
Against	412,353	1.9%
Abstain	13,266	0.1%
	21,374,442	100.0%

The Company’s stockholders approved the compensation of the named executive officers as disclosed in the proxy statement for the 2011 annual meeting. Approximately 98% of shares voted were cast in favor of the Company’s executive compensation policies and practices. The committee viewed this result as strong evidence that the Company’s stockholders supported the Company’s compensation policies and practices which the committee believes are based on a strong correlation between pay and performance, and considered this result in setting the named executive officers’ 2012 compensation. The committee expects to apply similar principles in its compensation program decisions going forward.

Executive Officer Compensation Philosophy

The attraction and retention of experienced and high-achieving senior executives that can enhance the Company’s performance and stockholder returns is an essential element of the Company’s long-term strategy. The committee believes that consistent with the Company’s need to continue to retain executives who can drive high performance by the organization, it should provide compensation levels at the appropriate percentile within its peer group based on the level of Company’s financial and strategic performance as well as the level of achievement of the corporate operational and financial goals.

The committee makes all compensation decisions for the Company’s chief executive officer, including establishing the framework for how the named executive officers are compensated, and approves the chief executive officer’s recommendations regarding compensation for the other named executive officers of the Company.

Decisions regarding the compensation of certain other employees of the Company who are not the named executive officers are made by the chief executive officer in consultation with each employee’s supervisor. For these employees, the chief executive officer is responsible for establishing the framework on how these individuals are compensated. For all members of the Company’s senior management, these decisions, including salary adjustments and annual equity and non-equity incentive plan award amounts, are ultimately reviewed by the committee. As is the case with the named executive officers, the committee can exercise its discretion in modifying any recommended adjustments or awards to these individuals.

The committee generally sets executive compensation targets for cash and equity-based compensation at or near the 50th percentile of its Peer Group companies through a combination of fixed and variable compensation. The executive compensation program supports the compensation committee’s “pay for performance” philosophy by targeting fixed compensation (base salary) at or near the 50th percentile of the comparable companies, and targeting variable compensation (annual discretionary cash bonus awards) at the 50th percentile, with the opportunity to earn above the 50th percentile when warranted by performance. These ranges of compensation targets are a guideline, not a rule, for setting and adjusting compensation programs. While the compensation committee attempts to base compensation decisions on the most recent market data available, it also recognizes the importance of flexibility, and may go above or below the targeted ranges for any individual or for any specific element of compensation. Individual executive compensation may be above or below the stated benchmark based on considerations such as individual performance, experience, history and scope of position and current market conditions. In addition, when a market adjustment is warranted in order to bring an executive’s compensation in line with the compensation committee’s philosophy, it may be appropriate in some cases to utilize a multi-year program (with possible mid-year adjustments) that seeks to achieve this goal over some period of time.

In addition to comparable company data, the committee also considers the impact that the current economic conditions, regulatory environment, and expense management efforts, including recent employee headcount reductions, should have, if any, on the committee’s executive compensation decisions. The compensation committee concluded that it would consider cost of living as a component in its 2012 base salary increases, and that the magnitude of the cost of living component would reflect these current conditions.

To continue to encourage good corporate governance principles within the Company’s executive compensation program, the compensation committee has determined that it will implement a policy to recapture, or “claw-back,” an executive officer’s incentive compensation received if it is later determined that the incentive compensation was awarded based on erroneous corporate financial data and the Company is required to prepare an accounting restatement. The Dodd-Frank Act requires the SEC to issue rules that would require companies to implement such a claw-back policy. The compensation committee will adopt a formal claw-back policy after the SEC promulgates the final rules. Adoption of a formal policy after the final rules are promulgated would be prudent and efficient to ensure that the compensation committee adopts a policy in proper form and fully compliant with the law and rules, rather than implementing a policy that may require amendment once the final rules are promulgated. Until that time, the compensation committee has instructed the Company to include in all 2012 incentive award agreements for executive officers a provision acknowledging that such awards are subject to the claw-back policy to be adopted.

Peer Group Composition and Utilization of Compensation Consultants

In 2011, the compensation committee selected Pearl Meyer & Partners for executive compensation consulting services to help inform 2012 compensation decisions.

Pearl Meyer conducted a competitive market compensation analysis of the Company’s named executive officer group using published compensation surveys and pay data as disclosed in SEC proxy filings. The survey data that was used reflect compensation practices of comparably-sized companies in the Radnor Life Sciences executive survey. As in prior years’ studies, the survey sample used consisted of companies with 50 to 149 employees. In addition, Pearl Meyer selected a group of 17 public companies (“Peer Group”)

which the Company views as its peers. The Peer Group data consisted of 2010 executive compensation data retrieved from 2011 proxy statements. In general, the Peer Group companies were selected because they operate in the biotechnology or medical technology industries and are reasonably comparable in size to the Company in terms of revenues, profitability, invested capital and employee count. Potential peer companies with revenues exceeding $100 million or an equity market capitalization value of over $1.0 billion were eliminated from consideration. The following companies were selected as peers for the 2012 executive officer compensation review:

• ABIOMED, Inc.	• Kensey Nash Corporation
• Anika Therapeutics, Inc.	• Lexicon Pharmaceuticals, Inc.
• Akorn, Inc.	• Cytori Therapeutics, Inc.
• Allos Therapeutics, Inc.	• OraSure Technologies, Inc.
• Alnylam Pharmaceuticals, Inc.	• Osiris Therapeutics, Inc.
• Cadence Pharmaceuticals, Inc.	• Pain Therapeutics, Inc.
• DexCom, Inc.	• Staar Surgical Company
• Geron Corporation	• Targacept, Inc.
• ImmunoGen, Inc.

In developing its peer comparisons, Pearl Meyer compared the Company’s named executive officers’ compensation to those of comparable executives in firms within the peer group. Position-specific proxy references were only used for the chief executive officer and chief financial officer positions. In some cases, survey references combined data from benchmark (functional) positions with data more reflective of an executive officer’s level of responsibility.

In evaluating the Company’s executive compensation program, Pearl Meyer conducted its review of the aggregate level of executive compensation, as well as the mix of elements used to compensate the executive officers. The Company believes that the practices of the Peer Group of companies provide important comparative information because these companies are similar in size and stage of development, are in comparable industries and tend to compete with the Company for executives and other employees.

In its summary of findings, Pearl Meyer noted that, even when eliminating larger companies from the Peer Group as described above, the Company still ranks at the low end of the Peer Group for total compensation of its executive officers. Pearl Meyer further noted that: (1) salaries for some of the Company’s senior management were more than 15 percent below the 50th percentile of the Peer Group; (2) as a percentage of salary, target bonus opportunities for the Company’s senior management were at or slightly below the 50th percentile; (3) equity grant values for stock option grants made in 2011, when the market price of the Company’s common stock was $13.45, generally approximate the 50th percentile; and (4) target total compensation for 2011 was within a reasonable range of the market 50th percentile for all of the Company’s senior management.

Target Compensation for the Named Executive Officers

In determining target compensation for 2012, the compensation committee considered, in addition to the Pearl Meyer study, many other relevant matters such as the progress the Company had made relative to recent regulatory and commercialization efforts for Augment, affordability and cost impact on the Company’s financial results, recent economic conditions, recent declines in the market price of the Company’s common stock, the level of stockholder approval of the Company’s executive compensation in the “Say on Pay” vote at the Company’s 2011 annual meeting of stockholders, each executive’s job performance and achievement of the corporate, business unit and individual performance goals, the chief executive officer’s recommendations, and other matters the compensation committee deemed important.

In reviewing Pearl Meyer’s findings, the compensation committee considered the average compensation for positions similar to those held by the Company’s executive officers. The compensation committee reviewed each executive’s current base salary and total cash compensation as compared to the averages reflected by the Peer Group analysis. In addition, the compensation committee considered an equity analysis summarizing for each executive: (1) the total number of options previously awarded; (2) the percentage of options that have already vested; and (3) the percentage of options forfeited, or in danger of being forfeited as a result of stock price decline in 2011. This information and the resulting conclusions were used by the compensation committee to establish cash and equity compensation for the executive officers.

As a result of the committee’s review of executive compensation, the committee determined that the 2012 base salary cost of living (“COL”) adjustment for the chief executive officer and the other named executive officers would be limited to 2.0%. Pearl Meyer noted that executive officer salary levels in the market are projected to increase by about 3.0% for 2012, which approximates the consumer price index published for 2011. Given the current regulatory environment and expense management measures the Company has undertaken, such as the recent employee headcount reductions, the committee determined that the COL increases should be lower than market levels and the consumer price index.

The annual discretionary cash bonus for the chief executive officer is based solely on the level of achievement of the Company’s 2011 corporate goals, as discussed further in “Corporate Goals” below. The compensation committee determined that the Company achieved 57.5% of its 2011 corporate goals, and therefore the chief executive officer’s annual discretionary cash bonus for 2011 was set at 57.5% of target. The other named executive officers’ annual discretionary cash bonuses were based 75% on the achievement of the 2011 corporate goals and 25% on the achievement of personal and departmental goals. As a result, the compensation committee awarded annual discretionary cash bonuses for 2011 to the other named executive officers that ranged from 54.0% to 64.4% of their target. In addition, as discussed further in “Annual Discretionary Cash Bonus” below, the compensation committee recommended a one-time cash incentive program for certain executive officers to receive cash payments of up to $100,000 upon the achievement of certain company milestones.

For equity incentive awards, the compensation committee determined that, in order to approach the targeted executive compensation, the annual stock options awarded in 2012 were increased compared to 2011 for the chief executive officer and the other named executive officers.

Corporate Goals

Corporate operational and financial goals are set each year by the Company’s management and approved by its board of directors. The business unit (or “departmental”) and individual goals vary depending on the individual executive, but generally relate to strategic factors, such as the Company’s pre-clinical and clinical development, regulatory approval of its product candidates, management of its manufacturing operations to meet cost targets and demand levels for its product and product candidates, and protection of its intellectual property. In addition, certain goals also relate to financial factors, such as implementing financial controls, financial reporting, controlling and effectively managing corporate assets, including cash and investments, and raising capital. For the chief executive officer, the overall corporate goals are also his individual performance goals.

Business unit and individual goals for each executive are set by the chief executive officer and that executive, with the oversight and approval of the board of directors, during the fourth quarter of each year prior to the performance year as part of the Company’s annual budgeting process. The level of achievement of the corporate, business unit and individual performance goals is assessed by the chief executive officer and other executives on an ongoing basis throughout the year. That assessment, and an assessment of each executive’s contribution to achieving the corporate goals, is finalized at the end of the performance year as part of each executive’s individual evaluation and compensation review process.

The compensation committee evaluates the Company’s executive officers’ accomplishments with respect to the corporate goals in light of the level of achievement of those goals while considering mitigating factors with respect to goals that were not fully achieved. As a general rule, circumstances that change over time may impede management’s ability to achieve its goals under the bonus plan. However, such changed circumstances are relevant only when the failure to achieve the stated goals was a result of an external factor beyond management’s direct control (e.g. external factors that could not have been anticipated when the performance goals and targets were set) and not due to a direct failure by the executives. In light of these circumstances, the committee uses its discretion to discern whether a stated corporate goal was partially achieved. The Company believes that such a practical and flexible approach is important to preserve the usefulness of the bonus plan as both a retention tool and a tool to incentivize management. The compensation committee allows for flexibility in the administration of the plan as a way to mitigate against potentially incentivizing employees to take unnecessary and excessive risks which could have a material adverse effect on the Company.

The corporate goals for 2011 upon which the Company’s executives were evaluated in general included, among others, the following:

•	achieve FDA regulatory approval to market Augment in the United States;
•	complete the commercial infrastructure for the commercial launch of Augment in the United States and in other parts of the world, using an organization of a sales management team, independent sales agents and Company employed sales representatives and product specialists;
•	successfully launch and market Augment in the United States upon anticipated FDA approval, while achieving a certain average monthly sales target;
•	achieve European regulatory approval of Augment, or positive 180-day review, as applicable;
•	complete enrollment in a North American pivotal clinical trial for Augment Injectable; and
•	complete enrollment in a pilot clinical trial for Augment Rotator Cuff.

In addition, the compensation committee considered goals relating to certain other product development programs, maintaining a certain level of cash and investments reserves, and maintaining compliance with the requirements of certain quality systems and Sarbanes-Oxley laws and regulations. The 2011 goals were aggressive and set at challenging levels such that attainment of executive target bonuses was not assured at the time they were set and would require a high level of effort and execution on the part of the executive officers in order to receive a maximum bonus payout.

The compensation committee determined that the Company achieved 57.5% of its 2011 corporate goals, and that number is used in calculating the 2011 discretionary cash bonuses for the Company’s executive officers under the Company’s incentive bonus plan. See “Compensation Components — Annual Discretionary Cash Bonus” for more information.

The corporate goals for 2012 upon which the Company’s executives will be evaluated in general include, among others, the following:

•	complete and submit an amendment to the Augment PMA which will include additional information requested by the FDA;
•	achieve certain milestones related to the amendment to the Augment PMA submission and related follow-up with the FDA;
•	achieve regulatory approvals of Augment and Augment Injectable in various countries outside of the United States;
•	acquire commercial rights and successfully launch Augmatrix in the United States and other markets.

The 2012 goals are aggressive and set at challenging levels such that attainment of executive target bonuses is not assured and requires a high level of effort and execution on the part of the executive officers in order to receive a maximum bonus payout.

Compensation Components

Executive compensation includes the following elements:

•	base salary;
•	annual discretionary cash bonus, and
•	long-term incentives, including an annual discretionary equity award.

Each of these elements of compensation was selected because it is customary for companies of similar size and stage of development operating within comparable industries to include these elements in their executive compensation programs in order to be competitive and to attract and retain highly qualified executives. Both the compensation committee and the Company’s board of directors have determined that each of these elements is an important component of executive compensation and provides the Company with the ability to make compensation determinations based on each individual’s contribution.

Base Salary

Base salaries for the Company’s executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. The base salaries are reviewed annually and adjusted from time to time in order to realign salaries with market levels, after taking into account individual responsibilities, performance and experience.

In determining the 2012 base salary adjustments for the Company’s executive officers, the committee evaluated the following three components:

•	Cost of living increases. The compensation committee determined that adjustments to base salaries for increases in the cost of living (“COL”) would be limited to 2.0%, which was less than the rise in the consumer price index in 2011, and is reflective of the Company’s expense management measures, such as the recent employee headcount reductions.
•	Merit increases. The compensation committee determined that, in view of the Company’s expense management measures, no merit increases would be made to the 2012 base salaries for the named executive officers.
•	Market adjustments. The compensation committee reviewed each executive officer’s compensation relative to the comparative data discussed above in “Executive Officer Compensation Philosophy.” Additionally, each executive officer’s tenure with the Company and relative experience in their field were considered when determining market adjustments to their base salary. Based on this determination, no market adjustments to the 2012 base salaries were awarded to any of the named executive officers.

Annual Discretionary Cash Bonus

The compensation committee has the authority to award discretionary annual cash bonuses to the Company’s executive officers according to an annual incentive bonus plan. The annual cash bonuses are intended to compensate the executives for achieving the corporate operational and financial goals, as well as the individual annual performance goals, which are discussed in “Corporate Goals.”

The annual incentive bonus plan provides for a cash bonus and is dependent upon the level of achievement of the stated corporate goals and individual performance goals. The bonuses for the named executive officers (other than the chief executive officer) are calculated as follows: 75% of the bonus for each executive officer is based upon the level of achievement of the corporate goals and 25% of the bonus is based upon the level of achievement of the executive officer’s personal or departmental goals. The chief executive officer’s bonus is calculated based solely on the level of achievement of the corporate goals.

The annual discretionary cash bonus is calculated as a percentage of the executive’s base salary, with higher ranked executives being compensated at a higher percentage of base salary. For 2011, the target bonus awards (as a percentage of base salary) were as follows: Chief Executive Officer, 50%; and Chief Financial Officer, General Counsel, and Vice President of Regulatory and Clinical Affairs, 30%. The compensation committee will review annual discretionary cash bonus award target levels on a regular basis to ensure that they are at competitive levels for comparable companies. Depending on the achievement of the predetermined targets, as well as any special circumstances such as significant unanticipated achievements, the annual bonus may be less than or greater than the target bonus.

The bonus is ordinarily paid in a single installment in the first quarter following the completion of a given fiscal year. The compensation committee approves the annual bonus award for the chief executive officer. For each officer below the chief executive officer level, the compensation committee approves the bonus award based on the chief executive officer’s performance assessment of each executive, taking into account the executive’s contribution to achieving the corporate goals, the extent to which the executive achieved his personal or departmental goals, an assessment of the executive’s overall management and leadership competencies, and any significant achievements of the executive during the year that were not contemplated by or reflected in either the corporate goals or the executive’s personal or departmental goals.

In February 2012, the board of directors, on the recommendation of its compensation committee, approved a one-time cash incentive program for Russ Pagano, the Company’s Vice President, Clinical and Regulatory Affairs. Under the program, Dr. Pagano is eligible to receive cash payments of up to $100,000 upon the achievement of certain regulatory milestones. The compensation committee evaluated the potential risks associated with this one-time award and concluded that this award is not reasonably likely to lead Dr. Pagano to take unnecessary and excessive risks which could have a material adverse effect on the Company. Refer to “Risk Assessment” below for more information.

Long-Term Incentives

The Company believes that long-term performance can be positively impacted through an ownership culture, and that equity compensation encourages such long-term performance by enabling the executive officers to participate in the Company’s success through the use of stock and stock-based awards. The Company’s stock compensation plans have been established to provide certain of its employees, including the executive officers, with incentives to help align those employees’ interests with the interests of stockholders. The compensation committee believes that the use of stock and stock-based awards offers the best approach to achieving the Company’s compensation goals, and regularly reviews an equity analysis for each executive, and seeks to grant annual awards, and mid-year awards when appropriate, with an annual aggregate value at competitive levels for comparable companies.

The specific provisions of the Company’s long-term incentive compensation plans are as follows:

2001 Long-Term Stock Incentive Plan.  The Company’s 2001 Long-Term Stock Incentive Plan (the “2001 stock incentive plan”) provided that incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), stock appreciation rights (“SARs”), stock units, restricted stock, restricted stock units, performance units, performance shares awards and other equity-based interests could be granted to the Company’s executive officers, directors, non-executive officer employees, and other key personnel. The 2001 stock incentive plan expired in 2011 and no further options will be granted under this stock incentive plan. The provisions of the 2001 stock incentive plan are more fully described in Note 2 (Summary of Significant Accounting Policies) to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

2012 Equity Incentive Plan.  In February 2012, the Company’s board of directors, upon the recommendation of the compensation committee, adopted and approved the form, terms and provisions of the Company’s 2012 Equity Incentive Plan (the “2012 equity incentive plan”), subject to stockholder approval at the 2012 annual meeting. The 2012 equity incentive plan provides for the grant of ISOs, NQSOs, SARs, stock units, restricted stock, restricted stock units, performance units, performance shares awards and other equity-based interests, and provides for 4,000,000 shares of the Company’s common stock to be made available initially for issuance pursuant to awards granted, and for additional shares to become available in connection with the termination or forfeiture of awards under the Company’s expired 2001 stock incentive plan and pursuant to an “evergreen” provision described below. The 2012 equity incentive plan authorizes the issuance of awards following the board of directors’ approval of the plan in February 2012, and prior to stockholder approval. Accordingly, a total of 1,193,375 of stock option awards have been granted as of April 12, 2012, net of related forfeitures; however, these awards are conditioned upon obtaining stockholder approval at the 2012 annual meeting of stockholders (or within 12 months of the board of directors’ adoption of the 2012 equity incentive plan). See “Proposal 3: Approval of the 2012 Equity Incentive Plan” contained within this Proxy Statement.

Given the expiration of the 2001 stock incentive plan, the board of directors believes that the 2012 equity incentive plan is necessary to provide it with the flexibility to continue the Company’s historical practice of awarding equity incentives to its employees, which the board of directors believes is a critical component of the Company’s compensation programs by serving as a key retention tool that aligns employees’ interest with the long-term interest of the stockholders. In addition, the board of directors believes that the provisions of the 2012 equity incentive plan are consistent with emerging best corporate practices.

In accordance with the terms of the 2012 equity incentive plan, the Company’s board of directors has authorized the compensation committee to act as the administrator of the 2012 equity incentive plan. Furthermore, subject to such administrative authority delegated to the compensation committee, the board of directors has also delegated certain administrative functions under the 2012 equity incentive plan to the chief executive officer and the chief financial officer, so long as the 2012 equity incentive plan is in effect as adopted and approved by the Company’s stockholders. In accordance with the provisions of the 2012 equity incentive plan, the administrator selects the recipients of awards and determines:

•	the number of shares of common stock covered by options or SARs and the dates upon which the options or SARs become exercisable;
•	the exercise price of options or SARs;
•	the duration of options or SARs;
•	the method of payment of the exercise price; and
•	the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms, conditions, restrictions and contingencies of such awards, including whether such awards are intended to be “performance-based compensation” as that term is used in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Historically, the Company’s executive officers’ long-term incentive compensation under the 2001 stock incentive plan has consisted primarily of stock options granted, including ISOs and NQSOs. Initially, the Company expects to award primarily stock options under the 2012 equity incentive plan. The stock options for the Company’s executive officers are granted by the compensation committee at regularly scheduled meetings. Each executive officer is initially granted stock options upon commencing employment with Company based upon their job position and relevant prior experience. Stock options (and other awards) requiring exercise will be granted at an exercise price determined by the compensation committee at the time the award is granted, but not less than the fair market value of the common stock at the date of grant. Awards made pursuant to the 2012 equity incentive plan may not be re-priced except with stockholder approval. In general, stock option awards granted under the 2012 equity incentive plan vest 25% per year over a four-year period as an incentive to retain the Company’s executives. The maximum term of any award granted pursuant to the 2012 equity incentive plan is 10 years from the date of grant. The 2012 equity incentive plan provides that upon a change in control, such as in the event of a merger or similar transaction, the administrator must provide for either the assumption or substitution of the outstanding awards, or the cash-out of the outstanding awards. For those awards that are assumed or substituted by the surviving entity, the 2012 equity incentive plan provides that the Administrator may provide for accelerated vesting upon a change in control.

In addition to the initial option grants and in order to further align the executive’s interests with the long-term interests of the shareholders and to serve as a retention tool, the compensation committee has historically recommended granting stock option awards annually to executives in connection with the achievement of corporate goals and strong individual performance. Options are granted based on a combination of individual contributions to the Company and general corporate achievements, including clinical trial enrollment, product development, regulatory approval and product commercialization efforts, as well as market based compensation analyses.

Historically, the compensation committee has established targets for annual stock option grants for the chief executive officer and the other named executive officers. These targets were previously set based on a valuation of the Company’s stock options in order to achieve comparable equity compensation with comparative company data. Depending on the achievement of their personal or departmental goals, as well as the chief executive officer’s performance assessment of each executive as described in “Annual Discretionary Cash Bonus” above, the annual stock option award may be less than or greater than the established target.

The compensation committee evaluated an annual option award for the chief executive officer, and also reviewed the chief executive officer’s recommendations for annual option awards for the remaining executive officers. In considering the option awards, the compensation committee considered a review of competitive compensation data, its assessment of individual performance, a stock price comparison analysis, a review of each executive’s existing long-term incentives, and retention considerations. These factors, together with the level of attainment of the corporate and individual goals, were considered in determining the appropriate stock option awards to be allocated to the executives, as well as the percentage between cash and stock option compensation awarded to each executive. In evaluating the annual option awards, the compensation committee also considers the option awards together with the base salary adjustments (discussed in “Base Salary” above) and the annual bonuses (discussed in “Annual Discretionary Cash Bonus” above) to achieve an overall level of compensation that the committee deems appropriate. In order to approach the targeted executive compensation, the annual stock options awarded in 2012 were increased compared to 2011 for the chief executive officer and the other named executive officers.

The maximum number of shares of the Company’s common stock that may be delivered in satisfaction of awards granted under the 2012 equity incentive plan is 4,000,000. Additional shares may be made available for the 2012 equity incentive plan: (a) if, after the adoption of the 2012 equity incentive plan by the board of directors, any shares of common stock become available for grant under the Company’s expired 2001 stock incentive plan as a result of the termination or forfeiture of awards, in which case those forfeited shares are added to the pool of shares available for future issuance under the 2012 equity incentive plan; and (b) by operation of an “evergreen provision” that provides for an annual increase on the date of each specified annual meeting of the stockholders of the Company, beginning with the 2013 annual meeting of stockholders and ending with the 2021 annual meeting of stockholders, equal to two percent (2%) of the number of shares of common stock outstanding on a fully diluted basis as of the close of business on the immediately preceding day (calculated by adding to the number of shares of common stock outstanding, all outstanding securities convertible into common stock on such date on an as converted basis); provided, that in no event shall such annual increases cause the number of shares of common stock available under the 2012 equity incentive plan to exceed twenty percent (20%) of the number of shares of common stock outstanding on a fully diluted basis as of the close of business on the immediately preceding day (calculated by adding to the number of shares of common stock outstanding, all outstanding securities convertible into common stock on such date on an as converted basis).

2005 Employee Stock Purchase Plan.  In September 2005, the Company and its stockholders approved the 2005 employee stock purchase plan (the “purchase plan”), effective upon completion of the Company’s initial public offering in May 2006. In November 2006, the Company’s board of directors amended the purchase plan to expand the employees eligible to participate in the plan and to clarify the offering periods. In February 2012, the Company’s board of directors adopted, subject to stockholder approval at the 2012 annual meeting, an amendment to the purchase plan that would increase by 400,000 shares the total number of shares of the Company’s common stock authorized for issuance under the purchase plan. See “Proposal 4: Approval of an Amendment to the 2005 Employee Stock Purchase Plan” contained within this Proxy Statement.

The purchase plan provides the Company’s employees and those of its subsidiaries with an opportunity to purchase shares of its common stock directly from the Company at a discount to the market price. The purchase plan will terminate in 2015 unless sooner terminated by the Company. The purchase plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code.

The February 2012 amendment to the purchase plan would increase the maximum number of shares of common stock available for sale under the purchase plan from 200,000 shares to 600,000 shares, subject to stockholder approval at the 2012 annual meeting. Also, the maximum number of shares is subject to adjustment in the event of changes in the Company’s capitalization, dissolution, liquidation or merger or sale of all or substantially all of its assets.

Any person who is employed by the Company or its subsidiaries for at least six months prior to the first trading day of each offering period is eligible to participate in the purchase plan; provided, that no employee will be permitted to purchase stock:

•	if immediately after the grant, the employee would own stock and/or hold outstanding options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of the Company’s stock or of any subsidiary;

•	in an amount which exceeds $25,000 of fair market value of all stock purchased by such employee under all of the Company’s employee stock purchase plans for each calendar year in which the option is outstanding at any time; or
•	if the employee:
•	has been employed by the Company or its subsidiaries for less than six months;
•	is employed by the Company or its subsidiaries on a part-time basis (i.e., less than 20 hours per week); or
•	is a seasonal employee (i.e., employed by the Company or its subsidiaries for not more than five months in any calendar year).

The purchase plan is administered by the Company’s board of directors who may in turn delegate the authority to administer the plan to a committee.

The purchase plan employs a series of quarterly offering periods during which an option to acquire stock may be granted and exercised. The offering periods begin on January 1, April 1, July 1 and October 1 of each year. Notwithstanding the foregoing, the first offering period began on the first trading day following July 1, 2006.

Each eligible employee has the option to elect to have payroll deductions made on each pay date during the offering period in an amount not more than 15% of his or her compensation on each pay date during the offering period. At the commencement of each offering period, each eligible employee opting to participate during the offering period will be granted an option to purchase on the exercise date (the last day in the offering period on which national stock exchanges and NASDAQ are open for trading) of such specific offering period that number of shares of common stock determined by dividing the particular employee’s payroll deductions accrued prior to the exercise date and retained in the employee’s account by the applicable purchase price. The purchase price is 85% of the fair market value of a share of the Company’s common stock on the first trading day or the exercise date of the current offering period, whichever is lower.

Unless an employee withdraws from the purchase plan, his or her option for the purchase of shares will be exercised automatically on the exercise date and the maximum number of full shares subject to the option will be purchased for him or her at the applicable purchase price with the accumulated payroll deductions in his or her account.

An employee may choose to withdraw all, but not less than all, of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the purchase plan at any time by giving written notice to the Company. An employee’s withdrawal of funds and from participation during an offering period will not have any effect upon his or her eligibility to participate in a succeeding offering period.

In the event of a proposed dissolution or liquidation, an offering period then in progress will be shortened and will terminate immediately prior to the consummation of the proposed liquidation or dissolution, unless provided otherwise by the board of directors. In the event of a proposed sale of all or substantially all of the Company’s assets, or a merger or consolidation with or into another corporation, the successor corporation will assume each option outstanding under the purchase plan or offer an equivalent substitution unless the board of directors determines to shorten the offering period then in progress by setting a new exercise date, in lieu of such assumption or substitution.

The board of directors has the authority to make adjustments to the number of shares reserved for the 2005 employee stock purchase plan or to the price per share covered by outstanding options, as may be necessary in the event of a merger or consolidation, or a reorganization, recapitalization, rights offering or other increase or reduction of shares of the Company’s outstanding common stock.

401(k) Profit Sharing Plan.  Effective January 1, 2004, the Company began sponsoring the 401(k) Profit Sharing Plan & Trust (the “401(k) plan”), which is a defined contribution retirement plan covering substantially all the Company’s employees, subject to certain minimum age and service requirements. Participation in the 401(k) plan is optional. The Company provides matching contributions, which, for plan years prior to 2011, was at the discretion of the Company’s board of directors. Effective January 1, 2011, in order to bring the 401(k) plan within safe harbor provisions and eliminate the need for annual discrimination testing, the board amended the 401(k) plan so that the Company’s matching contribution is no longer discretionary. The Company match generally consists of matching contributions in shares of the Company’s common stock valued at up to 4% of eligible employee compensation. Such matching contributions are generally awarded during the first quarter of each calendar year, but cover the previous calendar year just ended resulting in compensation expense recorded in that previous calendar year.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information about the securities issuable under the Company’s 2001 long-term stock incentive plan, 2012 equity incentive plan, 2005 employee stock purchase plan and 401(k) profit sharing plan at April 12, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
2001 Long-Term Stock Incentive Plan(1)	2,599,024	$11.49	—
2012 Equity Incentive Plan(2)	1,193,375	$2.08	2,806,625
2005 Employee Stock Purchase Plan(3)	N/A	N/A	429,164
Employee 401(k) Plan Company Match(4)	N/A	N/A	350,211
Total	3,792,399		3,586,000

(1)	The 2001 long-term stock incentive plan expired in 2011 and no further options will be granted under this plan. However, options that are forfeited due to employee termination, option expiration, etc. will be added to the number of securities remaining available for future issuance under the 2012 equity incentive plan.
(2)	In February 2012, the Company’s board of directors adopted and approved the 2012 equity incentive plan, subject to stockholder approval at the 2012 annual meeting.
(3)	In February 2012, the Company’s board of directors adopted and approved an amendment to the 2005 employee stock purchase plan to increase by 400,000 shares the total number of securities remaining available for future issuance under the 2005 employee stock purchase plan, subject to stockholder approval at the 2012 annual meeting. The additional 400,000 shares are reflected in this balance.
(4)	In February 2012, the Company’s board of directors adopted and approved an increase of 400,000 shares to the total number of securities remaining available for future issuance under the 401(k) profit sharing plan. The additional 400,000 shares are reflected in this balance.

Other Compensation

Consistent with the Company’s compensation philosophy to attract and retain talent, the Company intends to continue to maintain competitive employee benefits and perquisites for all employees, including executive officers. The compensation committee in its discretion may revise, amend or add to the executive officers’ benefits and perquisites if deemed advisable in its judgment. The Company believes these benefits and perquisites are currently at competitive levels for comparable companies.

The summary compensation table set forth below discloses other compensation components as follows:

•	Automobile usage — Since the Company does not provide a company automobile to its executive officers, Dr. Lynch receives a perquisite of Company paid automobile expenses.
•	Health, dental, life and disability insurance premiums — In 2011, the Company paid 90% of the health premiums, 80% of dental and vision premiums and 100% of a base amount of life, accidental death and dismemberment and long-term disability premiums on behalf of each executive officer. Life insurance benefits are provided to executive officers at the rate of two time’s annual base salary up to a limit of $400,000. Accidental death and dismemberment coverage also is provided to executive officers, with coverage equal to the life insurance policy amount. Long-term disability coverage also is provided to the executive officers, with coverage equal to 60% of pre-disability earnings, limited to a maximum of $6,000 per month.
•	Health care contribution — In 2011, in addition to the health, dental, vision, life and disability insurance premiums described above, the Company contributed from $2,000 to $4,000 for each executive officer to their Health Savings Account.
•	Employee stock purchase plan discount — A discount is offered to all employees for the purchase of the Company’s common stock under the 2005 employee stock purchase plan.
•	Employee 401(k) matching — Effective January 1, 2004, the Company began sponsoring a defined contribution plan covering substantially all its employees fulfilling minimum age and service requirements. Participation in the plan is optional. For 2011, 2010 and 2009, the Company provided matching contributions in shares of its common stock of up to 4% of eligible employee compensation.

Considerations Specific to Chief Executive Officer Compensation

In reviewing the Company’s chief executive officer’s compensation, the compensation committee evaluated his job performance while also reviewing in detail the comparative data described in the paragraphs above.

In evaluating the chief executive officer’s performance, the compensation committee reviewed and assessed the performance of the Company, as well as the chief executive officer’s individual performance and his management of the Company with respect to achieving the Company’s corporate financial and operational goals for 2011, and the mitigating factors with respect to goals that were not fully achieved. In addition, the committee considered the recommendations supplied by Pearl Meyers, the status of the overall economy, and the compensation of the chief executive officer in relation to the median pay of the other employees of the Company.

In addition to the factors considered by the compensation committee with regard to all executives, the compensation committee also considered a number of other factors including, but not limited to, the chief executive officer’s long-term strategic plan and the implementation thereof, his management of the Company’s financial resources as well as its financial stability, his leadership skills, staff development and retention, and his interaction with the Company’s board of directors.

Adjustments to Executive Officer Compensation for 2012

Based upon the annual analysis of the Company’s executive compensation program as discussed in “Executive Compensation Philosophy,” “Corporate Goals,” and “Compensation Components” above, the adjustments to the executive officers’ base salaries, annual discretionary cash bonuses, and long-term incentives for 2012 are as follows:

Name	2011 Base Salary(1) ($)	COL Increase ($)	Merit Increase ($)	Market Adjustment ($)	2012 Base Salary(2) ($)	2011 Bonus(3) ($)	Option Awards(4) ($)
Samuel E. Lynch, D.M.D., D.M.Sc	$458,000	$9,200	$—	$—	$467,200	$131,675	$209,100
Larry Bullock	278,000	5,600	—	—	283,600	53,710	98,400
Russ Pagano, Ph.D.	240,000	4,800	—	—	244,800	38,880	86,100
Earl M. Douglas, Esq(5)	265,000	5,300	—	—	270,300	49,290	98,400

(1)	Base salary as of December 31, 2011. Base salary does not include accrued vacation, holidays and sick days.
(2)	Base salary effective as of January 1, 2012, which includes increases over the 2011 base salary for cost of living, merit increases and market adjustments, as applicable.

(3)	The annual discretionary cash bonus plan provides a cash bonus, which is based on the achievement of stated corporate and personal goals. The 2011 bonus was paid in February 2012, but is accrued in compensation expense in the Company’s consolidated statement of operations for the year ended December 31, 2011 in accordance with U.S. generally accepted accounting principles. The 2011 bonus amount is therefore included in the figures contained in the “Bonus” column for 2011 in the “Summary Compensation Table” below.
(4)	The aggregate grant date fair value of option awards, which were awarded on February 29, 2012, was determined in compliance with ASC 718 which is more fully described in Note 16 (Stock-Based Compensation) of the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.
(5)	Mr. Douglas served as the Company’s Vice President and General Counsel until his resignation on April 20, 2012.

Summary Compensation Table

The following table sets forth the compensation paid or accrued during the years ended December 31, 2011, 2010 and 2009 to the chief executive officer, chief financial officer and other most highly compensated executive officers. These officers collectively referred to as the Company’s “named executive officers.” Except as provided in the summary compensation table below, none of the named executive officers received any compensation required to be disclosed by law or in excess of $10,000 annually.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total Compensation ($)
Samuel E. Lynch, D.M.D., D.M.Sc. President and Chief Executive Officer	2011	$477,909	$131,675	$676,600	$32,872	$1,319,056
	2010	467,826	160,125	540,000	21,705	1,189,656
	2009	486,963	192,025	401,600	18,071	1,098,659

Larry Bullock Chief Financial Officer	2011	309,990	53,710	318,400	27,093	709,193
	2010	283,223	66,000	270,000	28,907	648,130
	2009	254,867	68,205	150,600	27,233	500,905
Russ Pagano, Ph.D. Vice President, Regulatory and Clinical Affairs	2011	239,151	38,880	278,600	23,769	580,400
	2010	227,819	51,000	394,250	23,826	696,895
	2009	212,090	58,290	175,700	26,804	472,884
Earl M. Douglas, Esq. Former Vice President and General Counsel(5)	2011	277,714	49,290	318,400	18,419	663,822
	2010	242,252	56,000	288,000	19,114	605,366
	2009	213,392	62,215	175,700	20,459	471,766

(1)	Salary includes base salary plus accrued vacation, holidays and sick days.
(2)	The annual discretionary cash bonus plan provides a cash bonus, which is based on the achievement of stated corporate and personal goals.
(3)	The aggregate grant date fair value of option awards, which were awarded in the specified year, was determined in compliance with ASC 718 and is more fully described in Note 16 (Stock-Based Compensation) of the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.
(4)	Includes all other compensation that the Company paid on behalf of the named executive officers, as described in tabular format below.
(5)	Mr. Douglas served as the Company’s Vice President and General Counsel until his resignation on April 20, 2012.

The following table sets forth all other compensation paid or accrued during the years ended December 31, 2011, 2010 and 2009.

Name	Year	Automobile Usage ($)	Health, Dental, Life & Disability Insurance Premiums ($)	Health Care Contribution ($)	ESPP Discount ($)	401(k) Contribution ($)	Total ($)
Samuel E. Lynch, D.M.D., D.M.Sc.	2011	$4,375	$10,730	$4,000	$3,967	$9,800	$32,872
	2010	3,037	8,983	4,500	5,185	—	21,705
	2009	2,296	12,525	3,250	—	—	18,071
Larry Bullock	2011	—	11,188	4,000	2,105	9,800	27,093
	2010	—	9,232	4,500	5,375	9,800	28,907
	2009	—	10,641	3,250	3,542	9,800	27,233
Russ Pagano, Ph.D.	2011	—	9,557	4,000	412	9,800	23,769
	2010	—	8,983	4,500	543	9,800	23,826
	2009	—	12,525	3,250	1,229	9,800	26,804
Earl M. Douglas, Esq(1)	2011	—	3,959	2,000	2,659	9,800	18,419
	2010	—	3,737	2,250	3,327	9,800	19,114
	2009	—	4,792	2,297	3,570	9,800	20,459

(1)	Mr. Douglas served as the Company’s Vice President and General Counsel until his resignation on April 20, 2012.

Grants of Plan-Based Awards

The following table lists grants of plan-based awards to the named executive officers during the year ended December 31, 2011 and related total fair value compensation:

Name	Grant Date	All Other Option Awards: # of securities underlying options	Exercise Price of Option Award ($/share)	Grant Date Fair Value of Stock & Option Awards ($)(1)
Samuel E. Lynch, D.M.D., D.M.Sc	1/19/2011	85,000	$13.45	$676,600
Larry Bullock	1/19/2011	40,000	$13.45	$318,400
Russ Pagano, Ph.D.	1/19/2011	35,000	$13.45	$278,600
Earl M. Douglas, Esq(2)	1/19/2011	40,000	$13.45	$318,400

(1)	The aggregate grant date fair value of stock and option awards was determined in compliance with ASC 718, and is more fully described in Note 16 (Stock-Based Compensation) of the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.
(2)	Mr. Douglas served as the Company’s Vice President and General Counsel until his resignation on April 20, 2012.

Equity Incentive Awards Outstanding as of December 31, 2011

The following table sets forth information with respect to the named executive officers concerning equity awards as of December 31, 2011:

	Option Awards
	Number of securities underlying unexercised options at December 31, 2011			Option Exercise Price	Option Expiration Date
Name	Exercisable	Unexercisable	Unearned	($)
Samuel E. Lynch, D.M.D., D.M.Sc	51,000	—	—	$3.47	12/1/14
	80,000	—	—	$12.59	1/16/17
	33,750	11,250	—	$14.41	2/7/18
	—	205,703	—	$13.88	2/27/18
	40,000	40,000	—	$8.54	2/26/19
	18,750	56,250	—	$11.97	2/3/20
	—	85,000	—	$13.45	1/19/21
Larry Bullock	112,500	—	—	$2.87	1/12/14
	27,000	—	—	$12.59	1/16/17
	18,750	6,250	—	$14.41	2/7/18
	15,000	15,000	—	$8.54	2/26/19
	9,375	28,125	—	$11.97	2/3/20
	—	40,000	—	$13.45	1/19/21
Russ Pagano, Ph.D	100,000	—	—	$17.95	5/23/12
	7,500	2,500	—	$14.41	2/7/18
	17,500	17,500	—	$8.54	2/26/19
	8,750	26,250	—	$11.97	2/3/20
	6,250	18,750	—	$9.70	9/2/20
	—	35,000	—	$13.45	1/19/21
Earl M. Douglas, Esq(1)	30,000	—	—	$12.59	1/16/17
	10,000	—	—	$16.12	9/6/17
	18,750	6,250	—	$14.41	2/7/18
	17,500	17,500	—	$8.54	2/26/19
	10,000	30,000	—	$11.97	2/3/20
	—	40,000	—	$13.45	1/19/21

(1)	Mr. Douglas served as the Company’s Vice President and General Counsel until his resignation on April 20, 2012.

Aggregated Option Exercises in 2011

The following table lists the stock options exercised by the named executive officers during the year ended December 31, 2011.

Option Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)
Samuel E. Lynch, D.M.D., D.M.Sc	—	$—
Larry Bullock	—	—
Russ Pagano, Ph.D	—	—
Earl M. Douglas, Esq(2)	—	—

(1)	The value realized on exercise is calculated by multiplying the number of shares exercised by the difference between the market price of the option awards at exercise and the exercise price of the options.
(2)	Mr. Douglas served as the Company’s Vice President and General Counsel until his resignation on April 20, 2012.

Employment Agreements

Dr. Lynch.  Dr. Lynch’s employment agreement was entered into on July 17, 2009, superseding his previous agreement dated January 1, 2008, and continues through December 31, 2012 subject to automatic one-year extensions, unless either the Company or Dr. Lynch gives notice of non-extension at least 90 days prior to expiration. Dr. Lynch’s annual base salary was $467,200 as of March 31, 2012, subject to increase at the discretion and upon review of the board of directors. Dr. Lynch’s employment agreement provides, among other things, that he will be eligible for a discretionary annual incentive cash bonus based upon the satisfactory performance of annual goals and as granted by the board of directors or compensation committee. Dr. Lynch’s prior employment agreement provided for options to acquire 1% of the Company’s common stock on a fully diluted basis as of January 1, 2008, or 205,703 shares, which will vest upon the earlier of the Company’s receipt of FDA approval of an orthopedic PDGF product or December 31, 2012. As of March 31, 2012, the Company had cumulatively granted to Dr. Lynch options to purchase a total of 1,030,203 shares of its common stock. The options generally vest over four years at 25% per year, except for options granted in March 2001 (which 33% vested immediately with the remainder vesting over two years at 33% per year). All stock options granted to Dr. Lynch which are unexercised as of March 31, 2012 will expire ten years after their respective grant date.

Mr. Bullock.  Mr. Bullock’s employment agreement was entered into on July 17, 2009, superseding his previous agreement dated September 5, 2008, and continues through July 16, 2012. Mr. Bullock’s annual base salary was $283,600 as of March 31, 2012, and is subject to review each fiscal year and to increase according to the policies and practices the Company may adopt from time to time. Mr. Bullock’s employment agreement provides, among other things, that he will be eligible for a discretionary annual incentive bonus based on satisfactory performance of specific milestones set mutually by the chief executive officer and Mr. Bullock, and the chief executive officer’s evaluation of Mr. Bullock’s performance. As of March 31, 2012, the Company had cumulatively granted to Mr. Bullock options to purchase a total of 389,500 shares of its common stock. The options generally vest over four years at 25% per year. All stock options granted to Mr. Bullock that are unexercised as of March 31, 2012 will expire ten years after their respective grant date.

Mr. Douglas.  Mr. Douglas’ employment agreement was entered into on July 17, 2009, superseding his previous agreement dated May 31, 2005, and terminated as of Mr. Douglas’ resignation from the Company effective April 20, 2012. Mr. Douglas’ annual base salary was $270,300 as of March 31, 2012, and was subject to review each fiscal year and to increase according to the policies and practices of the Company. Mr. Douglas’ employment agreement provided, among other things, that he would be eligible for a discretionary annual incentive bonus based on satisfactory performance of specific milestones set mutually by the chief executive officer and Mr. Douglas, and the chief executive officer’s evaluation of Mr. Douglas, so long as he remained employed by the Company. As of March 31, 2012, the Company had cumulatively granted to Mr. Douglas options to purchase a total of 365,000 shares of its common stock. The options generally vest over four years at 25% per year. All non-vested options granted to Mr. Douglas were forfeited as of April 20, 2012 upon Mr. Douglas’ resignation from the company, which included options to purchase a total of 138,750 shares of common stock of the Company. All vested and unexercised stock options granted to Mr. Douglas as of April 20, 2012 will expire, and thus will be forfeited, 90 days after the resignation date if not exercised, which includes options to purchase a total of 121,250 shares of common stock of the Company.

Dr. Pagano.  Dr. Pagano’s employment agreement was entered into on July 17, 2009, superseding his previous agreement dated May 23, 2007 and continues through July 16, 2012. Dr. Pagano’s annual base salary was $244,800 as of March 31, 2012, and is subject to review each fiscal year and to increase according to the policies and practices the Company may adopt from time to time. Dr. Pagano’s employment agreement provides, among other things, that he will be eligible for a discretionary annual incentive bonus based on satisfactory performance of specific milestones set by the chief executive officer and Dr. Pagano, and the chief executive officer’s evaluation of Dr. Pagano. As of March 31, 2012, the Company had cumulatively granted to Dr. Pagano options to purchase a total of 310,000 shares of its common stock. The options generally vest over four years at 25% per year. All stock options granted to Dr. Pagano that are unexercised as of March 31, 2012 will expire ten years after their respective grant date, except for options granted in May 2007 which will expire five years after the grant date.

Drs. Lynch and Pagano and Messrs. Bullock and Douglas are prohibited from disclosing non-public information relating to the Company during the terms of their respective employment and for 36 months thereafter, and may not engage in certain competitive activities during the terms of their respective employment and for 12 months thereafter, including assisting another company, directly or indirectly, with developing or commercializing a competitive product. Each of Dr. Pagano and Messrs. Bullock and Douglas may not solicit any of the Company’s employees for a period of 12 months following the termination of each such person’s employment for any reason.

Potential Payments Upon Termination or Change in Control

Termination

Under the employment agreements of Messrs. Bullock and Douglas, and Dr. Pagano, if the Company terminates the executive’s employment without cause, or if the executive resigns his employment for good reason (including non-renewal of the executive’s employment agreement), the executive will be entitled to receive severance payments. Severance payments range from continuation of base salary for a period of six to nine months, and include a prorated bonus based on the previous year’s bonus payment for certain executives. The executive officers will each continue to receive benefits and perquisites for a period ranging from six to nine months. In addition, all of Mr. Bullock’s outstanding stock options, restricted stock, restricted stock units, and any other unvested equity incentives shall become fully exercisable and vested as of the date of termination and shall remain exercisable for their stated terms.

Under the employment agreement for Dr. Lynch, if the Company terminates his employment without cause or elects not to renew his employment agreement, or if Dr. Lynch resigns for good reason, he will be entitled to receive certain severance benefits. The severance benefits include: (1) 150% of his base salary and most recent annual discretionary cash bonus award to be paid over a period of 18 months on the Company’s regular payroll dates; and (2) the reimbursement of the costs of his group medical insurance premiums for himself and his dependents for a period of 18 months following the termination date. Earned but unpaid base salary through the date of termination will be paid in a lump sum, and all outstanding stock options will become fully vested and exercisable as of the date of termination.

All executive officers’ entitlement to any severance benefits is conditioned upon the execution by the Company and the executive officer of a mutual general release of claims. In addition, Dr. Lynch’s entitlement to any severance benefits is also conditioned upon his resignation from all of his positions with the Company and its affiliates, other than his position as a member of the Company’s board of directors.

If the executive’s employment is terminated for cause, for a material breach of the employment agreement by the executive, or for expiration of the period of employment as a result of the executive giving notice of non-extension of the employment term, then earned but unpaid base salary will be paid to the executive on the termination date. No other payments will be made or benefits provided by the Company. Mr. Douglas’ employment agreement terminated upon his resignation from the Company effective April 20, 2012. Mr. Douglas’ resignation from the Company was not for “good reason” as defined in his employment agreement, and therefore he received no severance payments under the agreement. Earned but unpaid base salary was paid to Mr. Douglas on the termination date.

If the executive’s employment is terminated for disability (after the compensation provisions during the period of disability in accordance with the executive’s employment agreement have expired), the executive will be entitled to receive severance payments for a period of six months. In addition, all outstanding stock options will become fully vested and exercisable as of the date of termination by reasons of disability or death.

The following table sets forth an estimate of the benefits that the Company’s named executive officers would be entitled to receive if the Company had terminated the executive’s employment due to disability or death, without cause (including nonrenewal of the executive’s employment agreement) or for cause, or if the executive resigned for good reason, each as of December 31, 2011 and that the price per share of the Company’s common stock is the closing market price as of December 31, 2011, except as expressly set forth below.

TERMINATION PAYMENTS

Name	Cash(1) ($)	Equity(2) ($)	Perquisites/ Benefits(3) ($)	Total ($)
Samuel E. Lynch, D.M.D., D.M.Sc
Employee disability	$229,000	$—	$—	$229,000
Employee death	—	—	—	—
Without cause termination	925,688	—	27,518	953,206
Termination for cause	—	—	—	—
Larry Bullock
Employee disability	139,000	—	—	139,000
Employee death	—	—	—	—
Without cause termination	273,500	—	19,377	292,877
Termination for cause	—	—	—	—
Russ Pagano, Ph.D.
Employee disability	120,000	—	—	120,000
Employee death	—	—	—	—
Without cause termination	120,000	—	15,580	135,580
Termination for cause	—	—	—	—
Earl M. Douglas, Esq.(4)
Employee disability	132,500	—	—	132,500
Employee death	—	—	—	—
Without cause termination	253,750	—	13,405	267,155
Termination for cause	—	—	—	—

(1)	Cash payments include a continuation of salary (or lump-sum payment, as applicable) for a specified time period (or amount) and a cash incentive bonus (prorated based on the previous year’s bonus) if applicable.
(2)	Represents the aggregate value of the additional vesting (i.e., immediate and/or accelerated vesting) of in-the-money, unvested stock options held by the executive officer as of the assumed termination date. The value of the additional vesting with respect to each unvested stock option was calculated by multiplying the number of shares to be vested immediately and/or accelerated by the difference between the closing sale price of the common stock on the termination date and the exercise price per share of the stock option. These unvested stock options, as identified in “Equity Incentive Awards Outstanding as of December 31, 2011” contained in this proxy statement, are “under water” because the closing sale price of the common stock on the assumed termination date is less than the exercise price.
(3)	Represents the premiums paid by the Company for health, life and disability insurance and similar employee benefits, calculated based on the assumptions used for financial reporting purposes and U.S. generally accepted accounting principles.
(4)	Mr. Douglas served as the Company’s Vice President and General Counsel until his resignation on April 20, 2012. Therefore, he received no termination payments described herein.

Change in Control

The 2012 Equity Incentive Plan, adopted by the board of directors in February 2012 and subject to stockholder approval at the 2012 annual meeting of stockholders, provides that upon a change in control, such as in the event of a merger or similar transaction, the administrator must provide for either the assumption or substitution of the outstanding awards, or the cash-out of the outstanding awards. For those awards that are assumed or substituted by the surviving entity, the 2012 Equity Incentive Plan provides that the Administrator may provide for accelerated vesting upon a change in control. The standard award agreement, however, does provide for double trigger accelerated vesting based on the tenure of an employee. Acceleration will occur upon both a change in control and the employee leaving the company because of termination without cause or resignation for good cause (such as relocation, reduction in base pay, or demotion).

In the event there is a change in control during the term of Dr. Lynch’s employment agreement, all of his unvested stock options and restricted stock become fully vested and immediately exercisable on the date of such change in control. In addition, if within 12 months of the change in control the Company terminates Dr. Lynch’s employment without cause, the Company elects not to renew the employment agreement, or Dr. Lynch terminates his employment with good reason, the Company will be obligated to pay Dr. Lynch a lump sum payment equal to 150% of his annual base salary and most recent annual discretionary cash bonus award. If Dr. Lynch agrees not to solicit any of the Company’s then-current customers or employees for a period of 12 months following a termination or resignation due to a change in control, then the Company will be obligated to pay Dr. Lynch a lump sum payment equal to 12 months of his base salary plus an amount equal to 100% of his most recent annual bonus and incentive award.

In the event there is a change in control during the term of the employment agreements for Mr. Bullock and Dr. Pagano, and the Company terminates the executive’s employment without cause, or if the executive resigns his employment for good reason (a “triggering event”), the executive will be entitled to receive a severance payment. Severance payments include 12 months of base salary, and for Mr. Bullock will include a pro-rated cash bonus payment based on the previous year’s annual discretionary cash bonus payment. The executive officers will each continue to receive benefits and perquisites for a period of 12 months. Additionally, following a triggering event, all outstanding stock options, restricted stock, restricted stock units, and any other unvested equity incentives held by the executive officer shall become fully exercisable and vested as of the date of such change in control and shall remain exercisable for their stated terms.

A change in control under the named executive officers’ employment agreements will occur upon: (1) the consummation of a tender offer for the ownership of more than 50% of the Company’s outstanding voting securities; (2) a merger in which the Company’s stockholders prior to the merger own less than 50% of the voting securities of the surviving entity; (3) the sale of all or substantially all of the Company’s assets; or (4) a person acquiring more than 50% of the Company’s outstanding voting securities.

Golden Parachute Compensation

The following table sets forth an estimate of the benefits that the Company’s named executive officers would be entitled to receive in the event of a change in control as defined above, in each case assuming that the applicable triggering event occurred as of December 31, 2011 and that the price per share of the Company’s common stock is the closing market price as of December 31, 2011.

With respect to the Company’s named executive officers, other than the chief executive officer, all payments set forth below are considered “double trigger” benefits meaning that in order for these named executive officers to receive such payment there would need to be a change in control and such named executive officer would have to be terminated other than for cause, or would have to resign for good reason as defined in that executive’s employment agreement.

With respect to the Company’s chief executive officer, all payments set forth below, other than equity awards, are considered “double trigger” as defined above. The payments may also be triggered if the Company elects not to renew his employment agreement. The equity awards for the chief executive officer are “single trigger” meaning the unvested portion of the awards will be fully vested and immediately exercisable upon the occurrence of a change in control.

GOLDEN PARACHUTE COMPENSATION

Name	Cash(1) ($)		Equity(2) ($)	Perquisites/ Benefits(3) ($)	Total ($)
Samuel E. Lynch, D.M.D., D.M.Sc	$1,542,813	(4)	$—	$—	$1,542,813
Larry Bullock	343,000		—	22,945	365,945
Russ Pagano, Ph.D.	240,000		—	22,234	262,234
Earl M. Douglas, Esq(5)	320,000		—	15,056	335,056

(1)	Cash payments include a continuation of salary (or lump-sum payment, as applicable) for a specified time period (or amount) and a cash incentive bonus (prorated based on the previous year’s bonus) if applicable.
(2)	Represents the aggregate value of the additional vesting (i.e., immediate and/or accelerated vesting) of in-the-money, unvested stock options held by the executive officer as of the assumed termination date. The value of the additional vesting with respect to each unvested stock option was calculated by multiplying the number of shares to be vested immediately and/or accelerated by the difference between the closing sale price of the common stock on the termination date and the exercise price per share of the stock option. These unvested stock options, as identified in “Equity Incentive Awards Outstanding as of December 31, 2011” contained in this proxy statement, are “under water” because the closing sale price of the common stock on the assumed termination date is less than the exercise price.
(3)	Represents the premiums paid by the Company for health, life and disability insurance and similar employee benefits, calculated based on the assumptions used for financial reporting purposes and U.S. generally accepted accounting principles.
(4)	Amount includes a cash payment equal to $617,125 payable to Dr. Lynch if he agrees not to solicit any of the Company’s then-current customers or employees for a period of 12 months following a termination or resignation due to a change in control. The payment represents a lump sum payment equal to 12 months of his base salary plus an amount equal to 100% of his most recent annual bonus and incentive award.
(5)	Mr. Douglas served as the Company’s Vice President and General Counsel until his resignation on April 20, 2012. Therefore, he is not entitled to receive any payments upon a change of control.

Pension Benefits

None of the named executive officers participate in or have account balances in qualified or non-qualified defined benefit pension plans sponsored by the Company. The compensation committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to adopt qualified or non-qualified defined benefit plans if the compensation committee determines that doing so is in the Company’s best interests.

Non-Qualified Deferred Compensation

None of the named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans sponsored by the Company. The compensation committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide the executive officers and other employees with non-qualified defined contribution or deferred compensation benefits if the compensation committee determines that doing so is in the Company’s best interests.

Limitations of Liability and Indemnification of Officers and Directors

The Company’s amended and restated certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law (the “DGCL”). The amended and restated certificate of incorporation provides that no director will have personal liability to the Company or to its stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions will not eliminate or limit the liability of any of the directors:

•	for any breach of their duty of loyalty to the Company or its stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	for voting or assenting to unlawful payments of dividends or other distributions; or
•	for any transaction from which the director derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Company’s directors will be further limited to the greatest extent permitted by the DGCL.

In addition, the amended and restated certificate of incorporation provides that the Company must indemnify its directors and officers and must advance expenses, including attorneys’ fees, to its directors and officers in connection with legal proceedings, subject to very limited exceptions.

The Company has entered into indemnification agreements with all of its executive officers and directors. The indemnification agreements provide, among other things, that the Company will, to the fullest extent permitted by law, indemnify and hold harmless each indemnitee for any event or occurrence that takes place either before or after the execution of the agreement, related to the fact that indemnitee is or was a director or an officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or related to anything done or not done by the indemnitee in any such capacity. The agreements provide that no indemnification be paid by the Company: (a) in respect to any transaction in which the indemnitee derived an improper personal benefit; (b) on account of the indemnitee’s conduct which involved acts or omissions not in good faith, intentional misconduct or a knowing violation of law; (c) if such indemnification is in violation of the Company’s amended and restated certificate of incorporation, amended and restated by-laws or the law; or (d) on account of any proceeding for an accounting of profits made from the purchase or sale by the indemnitee of the Company’s securities under the provisions of Section 16(b) of the Exchange Act.

In addition, the indemnification agreements provide for the advancement of expenses incurred by the indemnitee in connection with any such proceeding to the fullest extent permitted by applicable law. The indemnification agreements also provide that, in the event of a change in control, the Company will, upon request by the indemnitee, create a trust for the benefit of the indemnitee and fund such trust in an amount sufficient to satisfy expenses reasonably anticipated to be incurred in connection with investigating, preparing for, participating in or defending any proceedings, and any judgments, fines, penalties and amounts paid in settlement in connection with any proceedings. The agreements do not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the Company’s amended and restated certificate of incorporation or second amended and restated by-laws or the DGCL.

Risk Assessment

The compensation committee has reviewed management’s risk assessment of the Company’s compensation policies and programs for all employees, including non-executive officers, to determine if those policies and programs are reasonably likely to lead employees to take unnecessary and excessive risks which could have a material adverse effect on the Company. The risk assessment consisted of a review of the elements of the Company’s executive and non-executive compensation programs, which includes base salary, annual discretionary cash bonus, the special one-time 2012 cash incentive program, long-term incentives, benefits and perquisites. The assessment particularly focused on the Company’s annual discretionary cash bonus program and the 2012 special cash incentive program, and the extent to which the corporate operational and financial goals upon which these programs are based might incent employees to take unacceptable risks.

With respect to the annual discretionary cash bonus and the special one-time 2012 cash incentive program, among the factors included in the compensation committee’s review, which mitigate against encouraging excessive risk taking, were the following:

•	The bonus program includes limits on the potential bonus payout to prevent unlimited upside awards. Although the plan permits bonus awards above stated limits in extraordinary circumstances, historically very few awards have exceeded the target.
•	The Company maintains a balanced payout opportunity under the bonus program by favoring a linear payout curve which recognizes an employee’s incremental efforts toward reaching the various corporate and financial goals, which is in contrast to an “all or nothing” steep payout curve which tends to encourage excessive risks in order to achieve the stated goals.
•	The Company avoids over-reliance on a single performance measure for bonus payouts by weighting compensation based on diverse and balanced performance measures. Consequently, no single element of performance is overemphasized by the incentive plans, which minimizes the potential for undue risk taking with regard to a particular goal.
•	For 2011, the annual discretionary cash bonus for all employees, except for the chief executive officer, is weighted 75% on multiple corporate goals and 25% on multiple business unit and individual goals. The chief executive officer’s annual discretionary cash bonus is weighted 100% on multiple corporate goals. The compensation committee determined that activities associated with achieving corporate goals are much more closely monitored by the Company’s board of directors compared to business unit and individual goals.
•	For the majority of employees, base pay still represents the majority of total cash compensation (approximately 80% to 95% for non-executive employees and approximately 70% for executive employees, excluding the chief executive officer), thereby limiting the emphasis on short-term cash incentives.
•	In setting individual goals for each employee, all supervisors are required to specifically consider the extent to which any goal might lead to unnecessary and excessive risks, and to modify the goals as appropriate to modify such risks. As part of the Company’s employee evaluations, each supervisor is required to consider if an employee took excessive risks in order to achieve a goal. The compensation committee makes a similar assessment with regard to the executive officers’ performance targets, and considers such actions in evaluating the chief executive officer’s performance and the chief executive officer’s evaluations of the other executives. If the compensation committee, chief executive officer or a supervisor concludes that excessive risks are present, then the base salary, annual discretionary cash bonus and/or long-term incentives may be negatively adjusted as appropriate.
•	The Company’s various corporate operational and financial goals upon which the bonus plan is based:
•	generally provide a balanced approached between the short-term and long-term performance of the Company, which minimizes the potential risk of sacrificing long-term performance to achieve short-term goals;
•	tend to include very few goals driven solely by achieving numeric targets, instead focusing on achieving operational goals that add long-term value to the Company;
•	to the extent performance targets are based on financial metrics, they incorporate effective internal controls over financial reporting which provides additional protection to minimize unintended and willful reporting errors and undue risk taking;

•	encourage targets that are challenging, while remaining reasonable and within the realm of possibility and in line with the Company’s business plans for the period;
•	operational goals under the 2012 one-time cash incentive program that relate to product development programs are subject to significant oversight by multiple departments, external advisors and auditors, and the chief executive officer; and
•	operational goals under the 2012 one-time cash incentive program that relate to financial metrics (and which indirectly relate to product production) are subject to oversight through the company’s compliance program and internal financial controls, as well as oversight by the chief executive officer and the Company’s Quality Assurance Department.

The compensation committee agreed with the conclusions from the Company’s risk assessment that the Company’s compensation programs are appropriately tailored to encourage employees to grow the Company’s business, while providing an appropriate balance of risk and reward in relation to its overall business strategy, without encouraging unnecessary or excessive risks that could have a material adverse effect on the Company’s business.

Rule 10b5-1 Sales Plans

The Company’s directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of the Company’s common stock on a pre-determined periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or officer may amend or terminate the plan in some circumstances. The Company’s directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information.

Compensation Committee Report

The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” with the management of BioMimetic Therapeutics, Inc., and based on this review and discussion, the compensation committee has recommended to the Company’s board of directors that the “Compensation Discussion and Analysis” be included in the Company’s proxy statement for the 2012 annual meeting.

The foregoing report has been furnished on behalf of the Company’s board of directors by the members of its compensation committee.

Respectfully submitted, Members of the BioMimetic Therapeutics, Inc. Compensation Committee Charles W. Federico (chair) Gary E. Friedlaender Douglas G. Watson

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of April 12, 2012 by:

•	each of the Company’s directors;
•	each of the Company’s executive officers;
•	each person, or group of affiliated persons, who is known by the Company to beneficially own more than 5% of the Company’s common stock; and
•	all of the Company’s directors and executive officers as a group.

The column entitled “Percent of class” is based on 28,199,501 shares of common stock outstanding on April 12, 2012, assuming no exercise of outstanding options.

For purposes of the table below, the Company deems shares subject to options that are currently exercisable or exercisable within 60 days of April 12, 2012 to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but the Company does not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the street address of the beneficial owner is c/o BioMimetic Therapeutics, Inc., 389 Nichol Mill Lane, Franklin, Tennessee 37067.

Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percent of Class
Five percent stockholders:
Novo A/S(1) Tuborg Havnevej 19, DK-2900 Hellerup, Denmark	4,720,065	16.7%
ClearBridge Advisors, LLC(2) 620 Eighth Avenue, New York, NY 10018	1,981,477	7.0%
InterWest Management Partners(3) 2710 Sand Hill Road, Suite 200, Menlo Park, CA 94025	1,830,253	6.5%
Directors and executive officers:
Samuel E. Lynch, D.M.D., D.M.Sc.(4)	1,547,343	5.4%
Larry Bullock(5)	327,118	1.2%
Earl M. Douglas, Esq.(6)	132,306	*
Russ Pagano, Ph.D.(7)	174,746	*
Larry W. Papasan(8)	50,704	*
Thorkil K. Christensen(9)	2,507	*
Christopher B. Ehrlich(10)	1,843,964	6.5%
Charles W. Federico(11)	33,263	*
Gary Friedlaender, M.D.(12)	102,467	*
James G. Murphy(13)	38,151	*
Douglas G. Watson(14)	77,208	*
All directors and executive officers as a group (10 persons)(15)	4,197,471	14.5%

*	Less than 1%.
(1)	Based upon a Schedule 13D filed with the SEC by Novo A/S on December 8, 2009, and information received by the Company from Novo A/S. Novo A/S is a Danish private limited liability company wholly owned by the Novo Nordisk Foundation. Novo Nordisk Foundation is the beneficial owner of shares held by Novo A/S. The Board of Directors of Novo A/S has sole voting and investment control over the shares owned by Novo A/S. The Board of Directors of Novo A/S is comprised of Ulf J. Johansson, Jorgen Boe, Goran Ando and Jeppe Christiansen, none of whom has individual voting or investment power with respect to such shares and each disclaims beneficial ownership of the shares held by Novo A/S.
(2)	Based upon a Schedule 13G/A filed with the SEC by ClearBridge Advisors, LLC on February 14, 2012, and information received from ClearBridge Advisers, LLC. According to information furnished by ClearBridge Advisors, LLC, these securities are owned by various individual and institutional investors for which ClearBridge Advisors, LLC serves as investment adviser. For purposes of the reporting requirements of the Exchange Act, ClearBridge Advisors, LLC is deemed to be a beneficial owner of these securities.
(3)	Based upon a Schedule 13D filed with the SEC on April 22, 2009, and information received by the Company from InterWest Management Partners. The beneficial ownership balance includes 941,177 shares purchased by InterWest Partners X, LP on April 7, 2009, 857,692 shares owned by InterWest Partners VIII, LP, 6,846 shares owned by InterWest Investors VIII, LP, and 24,538 shares owned by InterWest Investors Q VIII, LP. InterWest Management Partners X, LLC is the General Partner of InterWest Partners X, LP and InterWest Management Partners VIII, LLC is the General Partner of each of InterWest Partners VIII, LP, InterWest Investors VIII, LP and InterWest Investors Q VIII, LP. Christopher B. Ehrlich is a Managing Director of InterWest Management Partners X, LLC and a Venture Member of InterWest Management Partners VIII, LLC. Mr. Ehrlich disclaims any beneficial ownership of any of these securities, except for his pecuniary interest therein.
(4)	Dr. Lynch’s beneficial ownership includes options to purchase 294,750 shares of common stock. Also includes 3,438 shares of common stock held in the executive officer’s 401(k) account.
(5)	Mr. Bullock’s beneficial ownership includes options to purchase 215,750 shares of common stock. Also includes 6,556 shares of common stock held in the executive officer’s 401(k) account.
(6)	Mr. Douglas’ beneficial ownership includes options to purchase 121,250 shares of common stock. Also includes 6,556 shares of common stock held in the executive officer’s 401(k) account.
(7)	Dr. Pagano’s beneficial ownership includes options to purchase 168,750 shares of common stock.
(8)	Mr. Papasan’s beneficial ownership includes options to purchase 19,923 shares of common stock.
(9)	Mr. Christensen is the Chief Financial Officer of Novo A/S. Mr. Christensen disclaims beneficial ownership in the 4,720,065 shares beneficially owned by Novo/AS.
(10)	Mr. Ehrlich’s beneficial ownership includes 941,177 shares beneficially owned by InterWest Management Partners X, LLC, 889,076 shares beneficially owned by InterWest Management Partners VIII, LLC and 1,250 shares owned directly by Mr. Ehrlich as well as options to purchase 12,461 shares of common stock. Mr. Ehrlich is a Managing Director of InterWest Management Partners X, LLC and a Venture Member of InterWest Management Partners VIII, LLC and he disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.
(11)	Mr. Federico’s beneficial ownership includes options to purchase 32,188 shares of common stock.
(12)	Dr. Friedlaender’s beneficial ownership includes options to purchase 19,923 shares of common stock.
(13)	Mr. Murphy’s beneficial ownership includes options to purchase 19,923 shares of common stock.
(14)	Mr. Watson’s beneficial ownership includes options to purchase 19,923 shares of common stock.
(15)	Mr. Douglas served as the Company’s General Counsel until his resignation on April 20, 2012. Therefore, Mr. Douglas’ beneficial ownership in the Company’s common stock has been excluded from the total beneficial ownership of all current directors and executive officers as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and beneficial owners of 10% or more of the Company’s common stock to file reports of ownership and changes in ownership with the SEC.

Based solely on the Company’s review of the copies of such forms furnished to the Company, or written representations that no Forms 3, 4 or 5 were required, the Company believes that each of its executive officers, directors and beneficial owners of 10% or more of the Company’s common stock complied with these reporting requirements in 2011, except that a Form 4 was filed late reporting Dr. Gary E. Friedlaender’s purchase of shares of the Company’s common stock pursuant to an April 2011 exercise of stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

All related party transactions are reviewed and approved by the audit committee, as required by the audit committee charter.

Intellectual Property

Dr. Samuel E. Lynch, the Company’s President and Chief Executive officer, was a faculty member at Harvard and in such position was the co-inventor of certain intellectual property. As part of his employment arrangement with Harvard, he assigned all of his rights to the intellectual property to Harvard. The Company currently has a license agreement with Harvard with respect to certain portions of this intellectual property. As is customary, Harvard often shares some of the royalties it receives from successful intellectual property licenses with the faculty members that invented such intellectual property. During the year ended December 31, 2011, Harvard paid $14,151 to Dr. Lynch, for a cumulative total of $988,788 as of December 31, 2011, with respect to the Company’s payment of milestones and royalties to Harvard and the intellectual property licensed to the Company as compensation to Dr. Lynch as the co-inventor of the intellectual property that the Company licenses from Harvard. Additional payments may be due in the future.

Lease Agreement

The Company maintains operating lease agreements with Noblegene for the use of office and manufacturing space at its headquarters in Franklin, Tennessee. Dr. Lynch is a former partner in Noblegene but maintained an ownership interest at the time the Company entered into the lease agreements. In March 2008, Dr. Lynch sold his ownership interest back to Noblegene. Since the owner of Noblegene is the brother-in-law of Dr. Lynch’s wife, Noblegene continues to be a related party. Other than the consideration to buy Dr. Lynch’s interest in Noblegene, Dr. Lynch has not received any amounts from Noblegene for the lease because Noblegene had operated at a loss and did not make any distributions of profits to its members prior to Dr. Lynch’s divestiture of his interest in Noblegene. Dr. Lynch will not receive any future amounts from Noblegene in connection with the lease.

Membership on the Board of Directors of a Third Party Company

Dr. Lynch serves as a director of Capital Bank, N.A., a Southeastern regional bank with offices in Florida, North Carolina, South Carolina, Tennessee and Virginia, as well as GreenBankshares, Inc. with offices in Tennessee and Virginia. As of December 31, 2011, the Company maintained accounts at Capital Bank, N.A., including a portion of its cash and cash equivalents.

Consulting Agreement with a member of the Board of Directors

In August 2010, the Company entered into a two-year consulting agreement with Gary E. Friedlaender, M.D. for consulting services relating to the use of biological products, including growth-factor based products, to treat orthopedic injuries and conditions. The 2010 agreement extends the consulting relationship that the Company had with Dr. Friedlaender pursuant to an August 2009 consulting agreement.

In September 2006, the Company appointed Dr. Friedlaender as a member of its board of directors. Prior to the September 2006 appointment, the Company’s existing consulting arrangement with Dr. Friedlaender provided compensation for his consulting work through stock option grants. As part of his consulting compensation, Dr. Friedlaender received option awards on July 15, 2001 to purchase 7,500 shares of common stock at an exercise price of $0.67, and on February 26, 2006 to purchase 20,250 shares of common stock at an exercise price of $3.63. The option awards were 100% vested upon issuance. For the years ended December 31, 2011, 2010 and 2009, the Company paid Dr. Friedlaender $26,875, $10,000 and $5,000, respectively, for consulting services performed pursuant to the consulting agreements.

Consulting Agreement with a Relative of a Member of the Board of Directors

In December 2010, the Company entered into a one-year consulting agreement with Dr. Michael Ehrlich for consulting services relating to planning, design and evaluation of product candidates being developed for use in musculoskeletal applications including fracture repair, cartilage repair/regeneration and other sports medicine indications. The 2010 agreement extended the consulting relationship that the Company had with Dr. Ehrlich pursuant to a December 2009 consulting agreement, but the 2010 agreement expired in December 2011. In October 2004, the Company appointed Dr. Michael Ehrlich’s son, Chris Ehrlich, as a member of its board of directors. For the years ended December 31, 2011, 2010 and 2009, the Company paid Dr. Michael Ehrlich $5,500, $4,875 and $4,000, respectively, for consulting services performed pursuant to the consulting agreements.

REPORT OF THE AUDIT COMMITTEE TO THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The audit committee of the board of directors of BioMimetic Therapeutics, Inc. (the “Company”) represents and assists the board of directors in its oversight of the integrity of the Company’s financial reporting, the independence, qualifications, and performance of the Company’s independent registered public accounting firm, Ernst & Young LLP, and the Company’s compliance with legal and regulatory requirements. The audit committee consists of James G. Murphy, Charles W. Federico and Larry W. Papasan. All members of the committee fall under the safe harbor provision of the independence requirements contemplated by the applicable NASDAQ listing rules and by Rule 10A-3 under the Exchange Act.

Management is responsible for the preparation, presentation and integrity of the consolidated financial statements, and evaluation of and assessment of the effectiveness of the Company’s internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The audit committee’s responsibility is to monitor and oversee these processes.

In this context, the audit committee has reviewed and discussed the audited consolidated financial statements with the board of directors and management. Management has represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The audit committee discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended. In addition, the independent auditors provided the audit committee with the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee has discussed with Ernst & Young LLP that firm’s independence from the Company.

Based on the audit committee’s review of the audited consolidated financial statements, and its discussions with management and Ernst & Young LLP, and its review and reliance on the representations of management and the report of Ernst & Young LLP to the board of directors and stockholders, the audit committee recommended to the board of directors of the Company that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Respectfully submitted, Members of the BioMimetic Therapeutics, Inc. Audit Committee James G. Murphy (chair) Charles W. Federico Larry W. Papasan

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return data for the Company’s common stock since December 31, 2006 to the cumulative return over such time period of (i) The Nasdaq Stock Market Composite Index, and (ii) The Nasdaq Biotechnology Index. The graph assumes that, on December 31, 2006, $100 was invested in each of the Company’s common stock, the stocks comprising the Nasdaq Composite Index and the stocks comprising the Nasdaq Biotechnology Index, including dividend reinvestment.

The Company has not declared or paid any cash dividends on its capital stock, and has not repurchased any shares of its capital stock. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among BioMimetic Therapeutics, Inc, the NASDAQ Composite Index,
and the NASDAQ Biotechnology Index

*	$100 invested on 12/31/06 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

In order for stockholder proposals for the Company’s 2013 annual meeting to be eligible for inclusion in the Company’s 2013 proxy statement, all such proposals must be submitted in writing to: Nominating and Governance Committee, Attn: Chairperson, c/o BioMimetic Therapeutics, Inc. — Corporate Secretary, 389 Nichol Mill Lane, Franklin, Tennessee 37067. These stockholder proposals must be received by the Company no later than December 28, 2012, and must comply in all other respects with applicable rules and regulations of the SEC relating to such inclusion.

Under the Company’s corporate by-laws, any such proposal submitted with respect to its 2013 annual meeting which is submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered untimely if the Company does not receive written notice of that proposal at least 90 days (if such business is not to be included in its proxy statement) or at least 120 days (if such business is to be included in its proxy statement) prior to the day the Company released its proxy statement in connection with its previous year’s annual meeting; however, if the date of the annual meeting is changed by more than 30 days from the date of the prior year’s annual meeting, the notice will be considered untimely if it is not received at least 90 days prior to the newly announced date that the Company will mail its proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS AND
ANNUAL REPORT TO STOCKHOLDERS

Pursuant to rules promulgated by the SEC, the Company has provided access to the Company’s proxy materials (which includes the notice of annual meeting and proxy statement) and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (which provides additional information about the Company) by distributing these materials to all stockholders entitled to vote.

These materials are also available electronically on the Internet at www.proxyvote.com, and through the “Investors” section of the Company’s website at www.biomimetics.com. The Company’s website is included in this proxy statement as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.

Additional copies are available upon written request to Investor Relations, BioMimetic Therapeutics, Inc., 389 Nichol Mill Lane, Franklin, Tennessee 37067. The Annual Report to Stockholders, Annual Report on Form 10-K and other information on the website, other than the proxy statement, are not part of the Company’s proxy soliciting materials.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future, you may (1) if your shares are held in street name, notify your broker, or (2) if your shares are carried on the books of the Company’s transfer agent, (a) direct a written request to: Investor Relations, BioMimetic Therapeutics, Inc., 389 Nichol Mill Lane, Franklin, Tennessee 37067 or (b) contact Investor Relations at (615) 844-1280. If you currently receive multiple copies of the proxy statement at your address and would like to request “householding” of these communications, you should contact your broker. In addition, for shares carried on the books of the Company’s transfer agent, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to stockholders at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Company’s board of directors knows of no other business to be acted upon at the annual meeting. However, if any other business properly comes before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of your proxy is appreciated and will be helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the annual meeting, please sign the proxy and return it in the enclosed envelope or vote by Internet or telephone.

APPENDIX A

BIOMIMETIC THERAPEUTICS, INC.
2012 EQUITY INCENTIVE PLAN

1.  DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.  PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based incentive Awards.

3.  ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures relating to the Plan; and otherwise do all things necessary to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.  LIMITS ON AWARDS UNDER THE PLAN

(a)  Number of Shares.  The maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is 4,000,000, plus any shares of Stock that become available for grant under the Company’s 2001 Long-Term Stock Incentive Plan after February 29, 2012 as a result of the termination or forfeiture of awards under the Company’s 2001 Long-Term Stock Incentive Plan, subject to an annual increase to be added on the date of each specified annual meeting of the stockholders of the Company, beginning with the 2013 annual meeting of stockholders and ending with the 2021 annual meeting of stockholders, equal to two percent (2%) of the number of shares of Stock outstanding on a fully diluted basis as of the close of business on the immediately preceding day (calculated by adding to the number of shares of Stock outstanding, all outstanding securities convertible into Stock on such date on an as converted basis); provided, that in no event shall such annual increase cause the number of shares of Stock available under the Plan to exceed twenty percent (20%) of the number of shares of Stock outstanding on a fully diluted basis as of the close of business on the immediately preceding day (calculated by adding to the number of shares of Stock outstanding, all outstanding securities convertible into Stock on such date on an as converted basis). Up to 4,000,000 shares available for Awards to employee Participants may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. For purposes of this Section 4(a), the number of shares of Stock delivered in satisfaction of Awards will be determined net of shares of Stock underlying the portion of any Award that is settled in cash or the portion of any Stock Option or SAR that expires, terminates or is forfeited prior to the issuance of Stock thereunder.

(b)  Type of Shares.  Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c)  Section 162(m) Limits.  The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 800,000. The maximum number of shares of Stock subject to other Awards granted to any person in any calendar year will be 800,000 shares. The foregoing provisions will be construed in a manner consistent with Section 162(m).

Appendix A - Page 1

5.  ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among Employees and directors of, and consultants and advisors to, the Company and its Affiliates to attract, retain and motivate such persons to contribute to the achievement of the long-term goals and success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options other than ISOs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Stock Option to the Company or to a subsidiary of the Company that would be described in the first sentence of Treas. Regs. §1.409A-1(b)(5)(iii)(E).

6.  RULES APPLICABLE TO AWARDS

(a)  All Awards.

(1)  Award Provisions.  The Administrator will determine the terms of all Awards, subject to the limitations provided herein. The terms and conditions of any Award to any Participant shall be reflected in an Award Agreement having such form as is determined by the Committee. A copy of the Award Agreement shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of the Award Agreement. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator. If the Date of Adoption occurs prior to the date the Plan is approved by the Company’s stockholders, Awards may be granted hereunder immediately upon the Date of Adoption provided that such Awards shall be contingent on approval of the Plan by the stockholders within twelve months of the Date of Adoption and consistent with the requirements for shareholder approval of matters requiring shareholder approval under the Company’s organizational documents and under applicable corporate and tax law and any applicable listing requirements or standards.

(2)  Term of Plan.  No Awards may be made after ten years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

(3)  Transferability.  Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs (and, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), SARs and NSOs) may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs, subject to such limitations as the Administrator may impose.

(4)  Vesting, etc.  The Administrator will determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option or SAR will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:

(A)  Immediately upon the cessation of the Participant’s Employment and except as provided in (B) and (C) below, each Stock Option and SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

Appendix A - Page 2

(B)  Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(C)  All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D)  All Stock Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the sole determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause.

(5)  Additional Restrictions.  The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant breaches any agreement with the Company or its Affiliates with respect to non-competition, non-solicitation or confidentiality. Without limiting the generality of the foregoing, the Administrator may recover Awards made under the Plan and payments under or gain in respect of any Award to the extent required to comply with Section 10D of the Securities Exchange Act of 1934, as amended, or any stock exchange or similar rule adopted under said Section.

(6)  Taxes.  The delivery, vesting and retention of Stock under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(7)  Dividend Equivalents, Etc.  The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such limits or restrictions as the Administrator may impose.

(8)  Rights Limited.  Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder (including voting rights) except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(9)  Section 162(m).  In the case of any Performance Award (other than a Stock Option or SAR) intended to qualify for the performance-based compensation exception under Section 162(m), the Administrator will establish the applicable Performance Criterion or Criteria in writing no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)) and, prior to

Appendix A - Page 3

the event or occurrence (grant, vesting or payment, as the case may be) that is conditioned on the attainment of such Performance Criterion or Criteria, will certify whether it or they have been attained.

(10)  Coordination with Other Plans.  Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan will be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(11)  Section 409A.  Each Award will contain such terms as the Administrator determines, and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

(12)  Fair Market Value.  The fair market value of any share of Stock subject to an Award under the Plan will be the determined based upon the closing price on the trading day coinciding with or next preceding the determination date, so long as the Stock is readily tradable on an established securities market. If the Stock is not readily tradable on an established securities market, in determining the fair market value of any share of Stock under the Plan, the Administrator will make the determination in good faith consistent with the rules of Section 422 and Section 409A to the extent applicable.

(b)  Stock Options and SARs.

(1)  Time And Manner Of Exercise.  Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award. A Stock Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.

(2)  Exercise Price.  The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise will be no less than 100% (or in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. No such Award, once granted, may be repriced other than with stockholder approval. Fair market value will be determined by the Administrator consistent with the applicable requirements of Section 422 and Section 409A.

(3)  Payment Of Exercise Price.  Where the exercise of an Award is to be accompanied by payment, payment of the exercise price will be by cash or check acceptable to the Administrator or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) through the withholding of shares of Stock otherwise to be delivered upon exercise of the Award whose fair market value is equal to the aggregate exercise price of the Award being exercised, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares of Stock in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

Appendix A - Page 4

(4)  Maximum Term.  Stock Options and SARs will have a maximum term not to exceed ten (10) years from the date of grant (or five (5) years from the date of grant in the case of an ISO granted to a ten-percent shareholder described in Section 6(b)(2) above); provided, however, that, if a Participant still holding an outstanding but unexercised NSO or SAR ten (10) years from the date of grant (or, in the case of an NSO or SAR with a maximum term of less than ten (10) years, such maximum term) is prohibited by applicable law or a written policy of the Company applicable to similarly situated employees from engaging in any open-market sales of Stock, the maximum term of such Award will instead be deemed to expire on the thirtieth (30th) day following the date the Participant is no longer prohibited from engaging in such open market sales.

7.  EFFECT OF CERTAIN TRANSACTIONS

(a)  Mergers, etc.  Except as otherwise provided in an Award Agreement, the following provisions will apply in the event of a Covered Transaction:

(1)  Assumption or Substitution.  If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may (but, for the avoidance of doubt, need not) provide (i) for the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2)  Cash-Out of Awards.  With respect to any Award not assumed or substituted pursuant to Section 7(a)(1) above, the Administrator shall, subject to Section 7(a)(5) below, provide for payment (a “cash-out”) equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(3)  Acceleration of Certain Awards.  Subject to Section 7(a)(5) below, the Administrator may (but, for the avoidance of doubt, need not) provide that each Award requiring exercise will become exercisable, in full or in part and/or that the delivery of any shares of Stock remaining deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4)  Termination of Awards Upon Consummation of Covered Transaction.  Each Award will terminate upon consummation of the Covered Transaction, other than the following: (i) Awards assumed pursuant to Section 7(a)(1) above; and (ii) outstanding shares of Restricted Stock (which will be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below).

(5)  Additional Limitations.  Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

Appendix A - Page 5

(b)  Changes in and Distributions With Respect to Stock.

(1)  Basic Adjustment Provisions.  In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC 718, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2)  Certain Other Adjustments.  The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable.

(3)  Continuing Application of Plan Terms.  References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.  LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933 or any applicable state or non-U.S. securities law. Any Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that Stock certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.  AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10.  OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

Appendix A - Page 6

11.  MISCELLANEOUS

(a)  Waiver of Jury Trial.  By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b)  Limitation of Liability.  Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award; provided, that nothing in this Section 11(b) will limit the ability of the Administrator or the Company, in its discretion, to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such acceleration of income or additional tax.

12.  ESTABLISHMENT OF SUB-PLANS

The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator).

13.  GOVERNING LAW

(a)  Certain Requirements of Corporate Law.  Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b)  Other Matters.  Except as otherwise provided by the express terms of an Award Agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of our based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c)  Jurisdiction.  By accepting an Award, each Participant will be deemed (i) to have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the Tennessee Counties of Williamson or Davidson for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) to agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the Tennessee Counties of Williamson or Davidson; and (iii) to waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its

Appendix A - Page 7

property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”:  The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Affiliate”:  Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code, except that in determining eligibility for the grant of a Stock Option by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. §1.414(c)-2; provided, that to the extent permitted under Section 409A, “at least 20%” shall be used in lieu of “at least 50%”; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply, but any such change shall not be effective for twelve (12) months.

“Award”:  Any or a combination of the following:

(i)  Stock Options.

(ii)  SARs.

(iii)  Restricted Stock.

(iv)  Unrestricted Stock.

(v)  Stock Units, including Restricted Stock Units.

(vi)  Performance Awards.

(vii)  Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.

“Award Agreement”:  A written agreement executed by the Company pursuant to Subsection 6(a)(1).

“Board”:  The Board of Directors of the Company.

“Cause”:  In the case of any Participant who is party to an employment or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement will apply with respect to such Participant under the Plan. In the case of any other Participant, “Cause” will mean (i) a material failure of the Participant to perform the Participant’s duties and responsibilities to the Company or subsidiaries or material negligence in the performance of such duties and responsibilities; (ii) the commission by the Participant of a felony or a crime involving moral turpitude; (iii) the commission by the Participant of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or any of its subsidiaries; (iv) a significant violation by the Participant of the code of conduct of the Company or its subsidiaries or of any statutory or common law duty of loyalty to the Company or its subsidiaries; (v) material breach of any of the terms of the Plan or any Award made under the Plan, or of the terms of any other

Appendix A - Page 8

agreement between the Company or subsidiaries and the Participant; or (vi) other misconduct by the Participant that could reasonably be expected to be harmful to the business, interests or reputation of the Company.

“Code”:  The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”:  BioMimetic Therapeutics, Inc.

“Compensation Committee”:  The Compensation Committee of the Board. Each Compensation Committee member must be (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the Securities and Exchange Commission and the applicable stock exchange on which Stock trades or is listed or quoted and (ii) an outside director within the meaning of Section 162(m) at such time as the Company, and the relevant Awards, become subject to the respective regulatory regime and, in each case, to the extent required by such regime.

“Covered Transaction”:  Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”:  The earlier of the date the Plan was approved by the Company’s stockholders or adopted by the Board, as determined by the Committee.

“Employee”:  Any person who is employed by the Company or an Affiliate.

“Employment”:  A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or an Affiliate. Except as expressly provided in an Award Agreement or otherwise in a writing executed by the Company, a provision in a separation agreement requiring a former Employee to provide consulting services to the Company shall not cause the former Employee to be treated as continuing in Employment for purposes of the Plan. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing and the definition of “Affiliate” above, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.

“ISO”:  A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.

“NSO”:  A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Participant”:  A person who is granted an Award under the Plan.

Appendix A - Page 9

“Performance Award”:  An Award subject to Performance Criteria. The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”:  Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; profits; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; cash management; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancing; product launches; achievement of specified objectives or milestones relating to product development including the attainment of specific regulatory approvals, the initiation or completion of enrollment in clinical or pre-clinical studies and the submission of specific regulatory filings; or achievement of specified objectives relating to regulatory compliance or corporate infrastructure including staffing, facilities, distribution, manufacturing and the implementation of specific systems and procedures. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”:  The BioMimetic Therapeutics, Inc. 2012 Equity Incentive Plan as from time to time amended and in effect.

“Restricted Stock”:  Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”:  A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”:  A stock appreciation right, i.e. a right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”:  Section 409A of the Code.

“Section 422”:  Section 422 of the Code.

“Section 162(m)”:  Section 162(m) of the Code.

“Stock”:  Common Stock of the Company, par value $0.001 per share.

“Stock Option”:  An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

Appendix A - Page 10

“Stock Unit”:  An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Treasury Regulations”:  The U.S. Federal Income Tax Regulations promulgated under the Code as from time to time amended and in effect.

“Unrestricted Stock”:  Stock not subject to any restrictions under the terms of the Award.

Appendix A - Page 11

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 6, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 6, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors **Nominees**	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Thorkil K. Christensen   02 Christopher B. Ehrlich   03 Charles W. Federico

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

		For	Against	Abstain
2	Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐
3	To approve the Company's 2012 Equity Incentive Plan.	☐	☐	☐
4	To approve an amendment to the Company's 2005 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance from 200,000 to 600,000.	☐	☐	☐
5	To approve, by non-binding, advisory vote, the compensation of the Company's named executive officers.	☐	☐	☐

NOTE: The shares of common stock represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted "FOR ALL" the listed nominees in item 1 and "FOR" the proposals in items 2, 3 and 4 and 5. If any other matters properly come before the meeting, the proxies named in this proxy will vote in their discretion.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000143361_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Form 10-K is/are available at www.proxyvote.com .

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
Thursday, June 7, 2012, 8:00 am CDT

The stockholder(s) hereby appoint(s) Samuel E. Lynch and Larry Bullock, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BioMimetic Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 am Central Daylight Time on Thursday, June 7, 2012, at the Company's headquarters located at 389 Nichol Mill Lane, Franklin, Tennessee 37067, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER ON THE REVERSE SIDE. IF NO DIRECTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS #1, #2, #3, #4 AND #5.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000143361_2 R1.0.0.11699